UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ARMOUR Residential REIT, Inc.

 (Name of Registrant as Specified In Its Charter)

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ARMOUR RESIDENTIAL REIT, INC.
3001 Ocean Drive
Suite 201
Vero Beach, Florida  32963
Telephone:  (772) 617-4340

March 19, 2013

Dear Stockholder:

You are cordially invited to attend the 2014 annual meeting of stockholders of ARMOUR Residential REIT, Inc. We will hold the meeting on Thursday, May 8, 2014, at 8:00 a.m. (EDT) at the Vero Beach Hotel & Spa, 3500 Ocean Drive, Vero Beach, Florida 32963.  We hope that you will be able to attend.

Of particular importance is Proposal No. 2, which requests stockholder approval of an amendment to our Amended and Restated 2009 Stock Incentive Plan under which we grant equity to our executive officers and other key professionals. Equity is a fundamental part of our compensation philosophy and our success is dependent, in large part, on our ability to attract, retain and motivate high-performing senior executives who are committed to our core values. We strongly believe that offering incentives in the form of equity awards is critical to our ability to do so and aligns the interests of our executive officers and other key professionals with those of our stockholders. We take a disciplined approach to the management of our compensation programs. We have proactively managed the overall affordability of our equity compensation programs to prevent dilutive effects to our stockholders and, in each year since our initial public offering, have consistently returned a significant amount of cash to our stockholders through dividends and, beginning in 2013, share repurchases. We believe that the proposed amendment to our Amended and Restated 2009 Stock Incentive plan is essential to our ability to achieve our objectives and to continue to create long-term value for our stockholders.  Therefore, our Board of Directors urges you to vote “FOR” this proposal.

Your vote is very important to us. Whether or not you plan to attend the annual meeting in person, your shares should be represented and voted. After reading the enclosed proxy statement, please vote your shares as soon as possible. Stockholders may vote in person at the annual meeting or by completing and returning a proxy card. Submitting a vote before the annual meeting will not preclude you from voting in person at the annual meeting should you decide to attend. In addition, this proxy statement, the notice of annual meeting, the proxy card and our 2013 annual report will be mailed or made accessible via the Internet on the Company’s website at http://investor.armourreit.com on or about March 19, 2014.

On behalf of our Board of Directors, I extend our appreciation for your continued support.

Sincerely,

Scott J. Ulm

Co-Chief Executive Officer and Co-Vice Chairman

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS ON MAY 8, 2014	1

ADMISSION TO THE 2014 ANNUAL MEETING	2

PROXY STATEMENT	2

PROPOSAL 1 - ELECTION OF DIRECTORS	5

THE BOARD OF DIRECTORS, ITS COMMITTEES AND OTHER CORPORATE GOVERNANCE INFORMATION	9

ARMOUR’S EXECUTIVE OFFICERS	14

EXECUTIVE OFFICER COMPENSATION	15

COMPENSATION COMMITTEE REPORT	22

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	23

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	24

PROPOSAL 2 - APPROVAL OF AN AMENDMENT TO ARMOUR’S AMENDED AND RESTATED 2009 STOCK INCENTIVE PLAN TO INCREASE THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER FROM 2,000,000 SHARES OF COMMON STOCK TO 15,000,000 SHARES	26

PROPOSAL 3 - RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS	30

AUDIT COMMITTEE REPORT	31

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	32

STOCKHOLDER PROPOSAL DEADLINE	32

OTHER MATTERS	32

i

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS ON MAY 8, 2014

The annual meeting of stockholders of ARMOUR Residential REIT, Inc. will be held on Thursday May 8, 2014, at 8:00 a.m. (EDT) at the Vero Beach Hotel & Spa, 3500 Ocean Drive, Vero Beach, Florida  32963, for the purpose of considering and acting on the following proposals:

(1)

To elect nine (9) directors to ARMOUR’s Board of Directors until our 2015 annual meeting of stockholders and until their successors are duly elected and qualified;

(2)

To approve an amendment to ARMOUR’s Amended and Restated 2009 Stock Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance thereunder from 2,000,000 shares to 15,000,000 shares;

(3)

To ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as ARMOUR’s independent registered certified public accountants for fiscal year 2014; and

(4)

To transact any other business as may properly come before the annual meeting or any adjournments or postponements of the meeting.

Only holders of ARMOUR’s common stock of record at the close of business on March 17, 2014, the record date and time fixed by ARMOUR’s Board of Directors, are entitled to notice of and to vote at the annual meeting. Additional information regarding the proposals to be acted on at the annual meeting can be found in the accompanying proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 8, 2014

The accompanying proxy statement and the 2013 Annual Report on Form 10-K are available at:

http://investor.armourreit.com

By Order of the Board of Directors,

Scott J. Ulm

Co-Chief Executive Officer and Co-Vice Chairman

March 19, 2014

ADMISSION TO THE 2014 ANNUAL MEETING

An admission ticket (or other proof of share ownership) and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to ARMOUR’s 2014 annual meeting of stockholders.  Only stockholders who own common stock as of the close of business on March 17, 2014 and invited guests will be entitled to attend the meeting. An admission ticket will serve as verification of your ownership.

•

If your shares are registered in your name, an admission ticket will be held for you at the check-in area at the annual meeting.

•

If your shares are held in a bank or brokerage account, contact your bank or broker to obtain a written legal proxy in order to vote your shares at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the annual meeting if you bring a recent bank or brokerage statement showing that you owned common stock on March 17, 2014.

If you plan to attend the annual meeting, you can obtain directions to the Vero Beach Hotel & Spa from the hotel’s website at http://www.verobeachhotelandspa.com.

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of ARMOUR Residential REIT, Inc. (“Board” or “Board of Directors”) for the annual meeting to be held on Thursday, May 8, 2014, at 8:00 a.m. (EDT).  In this proxy statement, except where the context suggests otherwise, references to “we,” “us,” “ARMOUR,” or the “Company” are to ARMOUR Residential REIT, Inc.

Questions and Answers About Voting Your Common Shares

Why did I receive this Proxy Statement?

You have received these proxy materials because our Board of Directors is soliciting your proxy to vote your shares at the annual meeting on May 8, 2014. This proxy statement includes information that is designed to assist you in voting your shares and information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”).

Who is entitled to vote?	Each holder of record of ARMOUR common stock on March 17, 2014, the record date for the annual meeting, is entitled to attend and vote at the annual meeting.

How many votes do I have?

Every holder of a share of common stock on the record date will be entitled to one vote per share for each director to be elected at the annual meeting and to one vote per share on each other matter presented at the annual meeting.  On March 17, 2014, the record date for the annual meeting, there were 357,426,413 shares of common stock outstanding and entitled to vote at the annual meeting.

What proposals are being presented at the annual meeting?	ARMOUR intends to present proposals numbered one, two and three for stockholder consideration and voting at the annual meeting. These proposals are for:

1.

Election of nine (9) members of ARMOUR’s Board of Directors;

2.

Approval of an amendment to ARMOUR’s Amended and Restated 2009 Stock Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance thereunder from 2,000,000 shares to 15,000,000 shares; and

3.

Ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as ARMOUR’s independent registered public accounting firm;

Other than the matters set forth in this proxy statement and matters incident to the conduct of the annual meeting, we do not know of any business or proposals to be considered at the annual meeting.  If any other business is proposed and properly presented at the annual meeting, the proxies received from our stockholders give the proxy holders the authority to vote on such matter in their discretion.

How do I attend the annual Meeting?

All stockholders are invited to attend the annual meeting.  An admission ticket (or other proof of share ownership) and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the annual meeting.  Only stockholders who own common stock as of the close of business on March 17, 2014 and invited guests will be entitled to attend the meeting.  An admission ticket will serve as verification of your ownership. Registration will begin at 7:30 a.m. (EDT) and the annual meeting will begin at 8:00 a.m. (EDT).

•

If you received your proxy materials by mail and voted by completing your proxy card and checked the box indicating that you plan to attend the meeting, an admission ticket will be held for you at the check-in area at the annual meeting.

•

If you received your proxy materials by mail and did not vote because you did not complete the proxy card, an admission ticket will be held for you at the check-in area at the annual meeting.

•

If your ARMOUR shares are held in a bank or brokerage account, contact your bank or broker to obtain a written legal proxy in order to vote your shares at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the annual meeting if you bring a recent bank or brokerage statement showing that you owned our common stock on March 17, 2014.  You should report to the check-in area for admission to the annual meeting.

What is a proxy?

A “proxy” allows someone else (the “proxy holder”) to vote your shares on your behalf. Our Board of Directors is asking you to allow either of the following persons to vote your shares at the annual meeting: Jeffrey J. Zimmer and Scott J. Ulm.

How do I vote?

If your ARMOUR shares are registered in your name, you may vote your shares in person at the annual meeting or by proxy. If you have received your proxy materials by mail, you may vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope.

If you hold your common stock in an account with a bank or broker (i.e. in “street name”), you may vote by following the instructions on the voting instruction card provided to you by your bank or broker.

Even if you plan to be present at the annual meeting, we encourage you to vote your common stock by proxy.  Stockholders of record who attend the meeting may vote their common stock in person, even though they have sent in proxies.

May I change or revoke my vote?

Yes.  You may change your vote in one of several ways at any time before your proxy is exercised:

•

Submit another proxy card (or voting instruction card) with a date later than your previously delivered proxy card (or voting instruction card);

•

Notify Jeffrey J. Zimmer or Scott J. Ulm in writing before the annual meeting that you are revoking your proxy or, if you hold your shares in “street name,” follow the instructions on the voting instruction card; or

•

If you are a holder of record, or a beneficial owner with a proxy from the holder of record, vote in person at the annual meeting.

What is a quorum?

A quorum is necessary to hold a valid meeting.  The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum for the conduct of business.

What vote is required in order to approve each proposal?

For Proposal 1: Election of Directors, the affirmative vote of the holders of common stock having a plurality of the votes cast by stockholders present in person or represented by proxy at the annual meeting is required. For Proposal 2:  Approval of an Amendment to the Amended and Restated 2009 Stock Incentive Plan, and Proposal 3: Ratification of the Appointment of Independent Registered Certified Public Accountants, the affirmative vote of the holders of common stock having a majority of the votes cast on such proposal at the annual meeting is required.

Pursuant to Maryland law (i) shares of common stock which are represented by “broker non-votes” (i.e., common stock held by brokers which are represented at the annual meeting but with respect to which the broker is not empowered to vote on a particular proposal) and (ii) shares which abstain from voting on any matter, are not included in the determination of the common stock voting on such matter, but are counted for quorum purposes.

Who will bear the cost of soliciting proxies?

The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, solicitations may also be made by telephone, telegram, facsimile, email or in person by directors, officers or other personnel of the Company, who will receive no additional compensation for such services. We have also engaged Morrow & Co., LLC, a proxy solicitor, to assist us in the solicitation of proxies for the annual meeting for a fee of $6,500, plus reimbursement for out-of-pocket expenses.

PROPOSAL 1 - ELECTION OF DIRECTORS

Director Nominees

ARMOUR’s Board of Directors is currently comprised of nine (9) members. The nine (9) nominees are listed below. All nine nominees are presently directors of ARMOUR. Eight of the nine nominees have served since November 2009. Ms. Downey has been a member of our Board since September 2013.

If instructed, the persons named on the accompanying proxy card will vote for the election of the nominees named below to serve for the ensuing year and until their successors are elected and qualified. If any nominee for director shall become unavailable (which management has no reason to believe will be the case), it is intended that the shares represented by the enclosed proxy card will be voted for any such replacement or substitute nominee as may be nominated by our Board.

Director Nominees	Age	Director Since	Current Positions

Scott J. Ulm	55	2009	Co-Chief Executive Officer, Co-Vice Chairman, Chief Investment Officer and Head of Risk Management
Jeffrey J. Zimmer	56	2009	Co-Chief Executive Officer, Co-Vice Chairman and President
Daniel C. Staton	61	2009	Non-Executive Chairman
Marc H. Bell	46	2009	Director
Carolyn Downey	64	2013	Independent Director
Thomas K. Guba	63	2009	Lead Independent Director
Robert C. Hain	60	2009	Independent Director
John P. Hollihan, III	64	2009	Independent Director
Stewart J. Paperin	66	2009	Independent Director

The following is a brief biographical statement for each director nominee:

Scott J. Ulm has been the Co-Chief Executive Officer, Co-Vice Chairman, Chief Investment Officer and Head of Risk Management of ARMOUR since November 2009.  Mr. Ulm has been a Co-Managing Member of ARMOUR Residential Management, LLC, our external manager (“ARRM”), since March 2008.  Mr. Ulm has also been the Co-Chief Executive Officer, Co-Vice Chairman, Chief Investment Officer and Head of Risk Management of JAVELIN Mortgage Investment Corp., a publicly-traded REIT (NYSE: JMI) which invests in and manages a leveraged portfolio of agency mortgage backed securities, non-agency mortgage backed securities and other mortgage-related investments (“JAVELIN”), since June 2012.  JAVELIN is also externally-managed by ARRM. Mr. Ulm has 26 years of structured finance and debt capital markets experience, including mortgage-backed securities.  Mr. Ulm has advised numerous U.S., European, and Asian financial institutions and corporations on balance sheet and capital raising matters. From 2005 to 2009, Mr. Ulm was Chief Executive Officer of Litchfield Capital Holdings.  From 1986 to 2005, he held a variety of senior positions at Credit Suisse both in New York and London, including Global Head of Asset-Backed Securities, Head of United States and European Debt Capital Markets and the Global Co-Head of Collateralized Debt Obligations, both cash and synthetic.  While at Credit Suisse, Mr. Ulm was responsible for the underwriting and execution of more than $100 billion of mortgage- and asset-backed securities.  At Credit Suisse, he was a member of the Fixed Income Operating Committee and the European Investment Banking Operating Committee.  Mr. Ulm holds a B.A. summa cum laude from Amherst College, an M.B.A. from Yale School of Management and a J.D. from Yale Law School.

As a result of Mr. Ulm’s 26 years of experience in structured finance and debt capital markets, including mortgage-backed securities, he is able to provide valuable business, leadership, and management advice to our board of directors in many critical areas.

Jeffrey J. Zimmer has been the Co-Chief Executive Officer, Co-Vice Chairman and President of ARMOUR since November 2009.  Mr. Zimmer also served as Chief Financial Officer of ARMOUR from November 2009 to September 2012 and the Secretary of ARMOUR from November 2009 to March 2014.  Mr. Zimmer has been a Co-Managing Member of ARRM since March 2008.  Mr. Zimmer has also been the Co-Chief Executive Officer, Co-Vice Chairman and President of JAVELIN since June 2012, and Secretary of JAVELIN from June 2012 to March 2014.  Mr. Zimmer has significant experience in the mortgage-backed securities market over a 29 year period. From September 2003 through March 2008, he was the co-founder and Chief Executive Officer of Bimini Capital Management, Inc., a publicly traded REIT.  From 1990 to 2003, he was a managing Director at RBS/Greenwich Capital in the Mortgage-Backed and Asset-Backed Department where he held various positions that included working closely with some of the nation’s largest mortgage banks, hedge funds and investment management firms on various mortgage-backed securities investments.  Mr. Zimmer was employed at Drexel Burnham Lambert in the institutional mortgage-backed sales area from 1984 until 1990.  He received his M.B.A. in finance from Babson College and a B.A. in economics and speech communication from Denison University.

As a result of Mr. Zimmer’s 29 years of experience in the mortgage-backed securities market, including serving as president and chief executive officer of other publicly-traded REITs, he is able to provide valuable business, leadership, and management advice to our Board of Directors in many critical areas.

Daniel C. Staton has been the Non-Executive Chairman of ARMOUR since November 2009 and was the President, Chief Executive Officer and Director of Enterprise Acquisition Corp. ("Enterprise") from its inception in 2007 until its merger with ARMOUR in November 2009.  Mr. Staton has also been the Non-Executive Chairman of JAVELIN since June 2012.  Mr. Staton has more than 12 years of experience sourcing private equity and venture capital investments.  Since 2003, he has been Managing Director of the private equity firm Staton Capital LLC, and also served as the Chairman of the Board of FriendFinder Networks Inc. ("FriendFinder"), a leading internet-based social networking and multimedia entertainment company, from October 2004 until June 2012. Mr. Staton was a Co-Chairman of the Board of FriendFinder, which went public in May 2011, from July 2012 to December 2013, and a consultant to FriendFinder from October 2012 until December 2013. Under Mr. Staton's leadership as Co-Chairman of the Board, FriendFinder was strategically restructured in 2013 pursuant to a consensual prepackaged plan of reorganization under Chapter 11 of the United States Bankruptcy Code. The restructuring resulted in all general unsecured creditors being paid in full. Between 1997 and 2007, Mr. Staton was President of The Walnut Group, a private investment firm, where he served as initial investor and Director of Build-A-Bear Workshop, the initial investor in Deal$:  Nothing Over a Dollar (until its sale to Supervalu Inc.), and Director of Skylight Financial.  Prior to The Walnut Group, Mr. Staton was General Manager and Partner of Duke Associates from 1981 until its IPO in 1993, and then served as Chief Operating Officer and Director of Duke Realty Investments, Inc. (NYSE: DRE) until 1997.  Mr. Staton also served as Chairman of the Board of Storage Realty Trust from 1997 to 1999, when he led its merger with Public Storage (NYSE: PSA), where he continues to serve as a Director.  Mr. Staton supplements his professional network by co-producing and investing in numerous Broadway musicals as well as with relationships with not-for-profit organizations.  Mr. Staton majored in Finance at the University of Missouri and holds a B.S. degree in Specialized Business from Ohio University and a B.S. degree in Business (Management) from California Coast University.

Mr. Staton has extensive experience serving on the boards of directors of private and public companies and sourcing private equity and venture capital investments and brings significant corporate governance expertise to our Board of Directors.

Marc H. Bell has been a director of ARMOUR since November 2009 and was the Chairman of the Board of Directors and Treasurer of Enterprise from its inception in 2007 until its merger with ARMOUR in November 2009.  Mr. Bell has also been a director of JAVELIN since June 2012.  Mr. Bell has served as Managing Director of Marc Bell Capital Partners LLC, an investment firm which invests in media and entertainment ventures, real estate, and distressed assets, since 2003.  Mr. Bell previously served as the Chief Executive Officer of FriendFinder, which went public in May 2011, from October 2004 to June 2012, the President from October 2004 until March 2012, the Co-Chairman of the Board of FriendFinder from July 2012 to December 2013, and a consultant to FriendFinder from October 2012 to December 2013, and its Chief Strategy Officer during 2012.  Under Mr. Bell's leadership as Co-Chairman of the Board, FriendFinder was strategically restructured in 2013 pursuant to a consensual prepackaged plan of reorganization under Chapter 11 of the United States Bankruptcy Code. The restructuring resulted in all general unsecured creditors being paid in full.  Previously, Mr. Bell was the founder and President of Globix Corporation, a full-service commercial Internet Service Provider with data centers and a private network with over 20,000 miles of fiber spanning the globe.  Mr. Bell served as Chairman of the Board of Globix Corporation from 1998 to 2003 and Chief Executive Officer from 1998 to 2001.  Mr. Bell was also a member of the Board of Directors of EDGAR Online, Inc. (NASDAQ: EDGR), an Internet-based provider of filings made by public companies with the SEC, from 1998 to 2000.  Mr. Bell has also been a co-producer of Broadway musicals, and serves as a member of the Board of Trustees of New York University and New York University School of Medicine.  Mr. Bell holds a B.S. degree in Accounting from Babson College and an M.S. degree in Real Estate Development from New York University.

Mr. Bell’s past experience as managing director of an investment firm, as well as serving on the boards of directors of several public companies, allows him to provide valuable business, leadership, and management advice to our Board of Directors in many critical areas.

Carolyn Downey has been a director of ARMOUR since September 2013. Ms. Downey has over 26 years of institutional capital markets experience working with leading institutions in global finance. From 1989 until 2007, Ms. Downey held various executive positions at, including as a Managing Director of, RBS Greenwich Capital, a fixed-income sales, trading and finance firm serving institutional clients, and a U.S. Government securities primary dealer. At RBS Greenwich Capital, Ms. Downey was responsible for relationships with real-estate investment trusts, financial institutions, hedge funds, investment managers and proprietary trading desks, participated in structuring and distribution of net interest margin securities, commercial mortgage securities and collateralized mortgage obligations, and advised on hedging strategies using derivative products and synthetic swaps. Prior to her time at RBS Greenwich Capital, Ms. Downey was a Vice President of Fixed Income Sales at Salomon, Inc. from 1981 until 1989, where she was for some time responsible for residual product placement and other equity tranches of structured debt and sourcing residuals from mortgage originators and security issuers. Ms. Downey also previously served as a mortgage product specialist in London and a thrift specialist in New York. She holds a B.A. degree from St. Mary's College in Sociology, a B.S. degree in Accounting from Boston University and an M.B.A. from the Stanford University Graduate School of Business. Ms. Downey serves on the Advisory Board of St. Ann School, Manhattan, a partnership of patrons, the Archdiocese and school leaders, and previously served as a member of the Board of Directors of the Student Sponsor Partners.

As a result of Ms. Downey's 26 plus years of experience in structured finance, investment banking and capital markets, she provides significant financial, leadership and management advice to our Board of Directors in many critical areas.

Thomas K. Guba has been a director of ARMOUR since November 2009 and the lead independent director since March 2014.  Mr. Guba has also been a director of JAVELIN since 2012 and the lead independent director since March 2014.  Mr. Guba has been the senior executive or head trader of various Wall Street mortgage and government departments in his 36 years in the securities business.  Since 2009, Mr. Guba has been employed by Auriga Securities, USA, performing broker-dealer transactions in mortgage-backed securities. From 2001 through 2008, Mr. Guba was President and Principal of the Winter Group, a fully integrated mortgage platform and money management firm.  He was Managing Director of Structured Product Sales at Credit Suisse First Boston from 2000 to 2002, Managing Director and Department Manager of Mortgages and U.S. Treasuries at Donaldson Lufkin Jenrette, which was subsequently purchased by Credit Suisse First Boston, from 1994 to 2000, Executive Vice President and Head of Global Fixed Income at Smith Barney from 1993 to 1994, Managing Director of the Mortgage and U.S. Treasuries Department at Mabon Securities from 1990 to 1993, Senior Vice President and Mortgage Department Manager at Drexel Burnham Lambert from 1984 to 1990, Senior Vice President and Head Mortgage Trader at Paine Webber from 1977 to 1984, and a trader of mortgaged backed securities at Bache & Co. from 1975 to 1977.  Mr. Guba was also a Second Lieutenant, Military Police Corps, in the United States Army from 1972 to 1974.  Mr. Guba holds a B.A. in political science from Cornell University and a M.B.A. in finance from New York University and serves on the Board of the SIFMA Foundation as a Treasurer.

Mr. Guba’s past experience on Wall Street allows him to provide valuable insights and advice to our Board of Directors, particularly as it pertains to the capital markets.

Robert C. Hain has been a director of ARMOUR since November 2009.  Mr. Hain has also been a director of JAVELIN since June 2012.  Mr. Hain has been a non-executive director of Bank Leumi (UK) Plc, a majority-owned subsidiary of Bank Leumi Le Israel BM, one of Israel’s largest financial institutions, since 2012. Mr. Hain has been Chairman of City Financial Investment Company Limited ("City Financial") since 2006, a partner at Shadbolt Partners LLP since 2005, and a director of Wittering Limited since 2005 and Kingsway Consultancy since 2007, each of which is engaged in asset management in the United Kingdom and Europe. Mr. Hain is also a director of City Financial Investment Company (Hong Kong) Limited and CFIC Cayman Limited, both wholly-owned subsidiaries of City Financial. City Financial and its affiliates acquire, rejuvenate and grow mutual fund and similar investment management businesses, and provide strategic advice to a select group of owners of investment management firms.  Previously, Mr. Hain was Chief Executive Officer of Invesco UK, a prominent British asset manager, from 2002 to 2004, and Chief Executive Officer of AIM Trimark, a Canadian mutual fund company, from 1998 to 2002.  Mr. Hain was a member of the Executive Management Committee of Amvescap Plc (now Invesco Ltd), from 1998 to 2005.  Mr. Hain’s career in financial services includes senior executive positions in marketing, private banking and retail financial services in North America and Europe, and has comprised major acquisitions, integrations, and product and service delivery innovations.  In addition, Mr. Hain has served on the boards and committees of financial services, business, arts, health and social services organizations at the national and local levels in Toronto, Zurich, Winnipeg, Halifax and London.  He holds degrees from the University of Toronto (Innis College) and the University of Oxford (Merton College).

Mr. Hain’s extensive experience managing investments allows him to provide our Board of Directors with valuable knowledge regarding markets and investment opportunities.

John “Jack” P. Hollihan, III has been a director of ARMOUR since November 2009.  Mr. Hollihan has also been a director of JAVELIN since June 2012.  Mr. Hollihan has over 28 years of investment banking and investment experience.  Mr. Hollihan has served as the lead independent director of City Financial Investment Company Limited (London) and Executive Chairman of Litchfield Capital Holdings (Connecticut) since 2005.  Mr. Hollihan has also been a director of American Financial Realty Trust and of Recombine LLC. From 2000 to 2002, Mr. Hollihan was the Head of European Industry Investment Banking for Banc of America Securities (“BAS”), where he was a member of the BAS European Capital Committee and Board, and where he had responsibility for a loan book of $8 billion.  Prior to that, from 1986 to 2000, Mr. Hollihan was Head of Global Project and Asset Based Finance and Leasing at Morgan Stanley and was a member of the Morgan Stanley International Investment Banking Operating Committee.  In that capacity, he managed $45 billion in asset based and structured financings and leasing arrangements. He is a former trustee of American Financial Realty Trust (NYSE: AFR).  Mr. Hollihan holds B.S. (Wharton) and B.A. degrees from the University of Pennsylvania, and a J.D. from the University of Virginia School of Law.

Mr. Hollihan’s 28 years of investment banking and investment experience provide valuable insights and advice to our Board of Directors, particularly as it pertains to the capital markets.

Stewart J. Paperin has been a director of ARMOUR since November 2009.  Mr. Paperin has also been a director of JAVELIN since June 2012.  Mr. Paperin served as a member of Enterprise’s Board of Directors from its inception in July 2007 to its business combination with ARMOUR in November 2009.  Mr. Paperin served as Executive Vice President of the Soros Foundation, a worldwide private philanthropic foundation, from 1996 to 2013, where he oversaw financial, administrative and economic development activities.  From 1996 to July 2005, Mr. Paperin served as a Senior Advisor and portfolio manager for Soros Fund Management LLC, a financial services company, and since July 2005 has served as a consultant to Soros Fund Management LLC. From 1996 to 2007, Mr. Paperin served as a Director of Penn Octane Corporation (NASDAQ: POCC), a company engaged in the purchase, transportation and sale of liquefied petroleum gas.  Prior to joining the Soros organizations, Mr. Paperin served as President of Brooke Group International, an investment firm concentrated on the former Soviet Union, from 1990 to 1993, and as Senior Vice President and Chief Financial Officer of Western Union Corporation, a provider of money transfer and message services which was controlled by Brooke Group, from 1988 to 1990.  Prior to Western Union Corporation, Mr. Paperin served as Chief Financial Officer of Timeplex Corporation, a telecommunications equipment provider, from 1986 to 1988 and of Datapoint Corporation, a computer equipment manufacturer, from 1985 to 1986. Prior to Datapoint Corporation, Mr. Paperin served as a financial officer of Pepsico Corporation from 1980 to 1985 and as a management consultant at Cresap McCormick & Paget from 1975 to 1980.  Mr. Paperin also served as a member of the Board of Directors of Community Bankers Acquisition Corp., a blank check company formed to acquire an operating business in the banking industry (NYSE MKT LLC: BTC).  Mr. Paperin holds a B.A. degree and an M.S. degree from the State University of New York at Binghamton. He is a member of the Council on Foreign Relations and was awarded an honorary Doctor of Humane Letters by the State University of New York.

Mr. Paperin’s pertinent experience, qualifications, attributes and skills include financial literacy and expertise, and allows him to provide significant expertise in accounting and financial matters and in analyzing and evaluating financial statements.

Recommendation of the Board of Directors

ARMOUR’s Board of Directors unanimously recommends a vote “FOR” each of the nine nominees for director.

THE BOARD OF DIRECTORS, ITS COMMITTEES AND OTHER
CORPORATE GOVERNANCE INFORMATION

Independence of Directors

We adhere to the rules of the New York Stock Exchange ("NYSE") in determining whether a director is independent.  The NYSE requires that a majority of our Board of Directors must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of our Board of Directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.  Consistent with these considerations, our Board of Directors has affirmatively determined that Ms. Downey and Messrs. Guba, Hain, Hollihan and Paperin are independent directors.

Role of the Board of Directors; Risk Management

Our Board of Directors plays an active role in overseeing management and representing the interests of stockholders. Management, which is responsible for day-to-day risk management, conducts a risk assessment of our business annually.  The risk assessment process is global in nature and has been developed to identify and assess our risks, including the nature of the risk, as well as to identify steps to mitigate and manage each risk.  Oversight responsibility for each risk is allocated among the full Board of Directors and its committees, and specific Board of Director and committee agendas are developed accordingly.

Board Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee and adopted charters for each of these committees.  Each of these committees has three directors and is composed exclusively of independent directors, as defined by the listing standards of the NYSE.  Moreover, the Compensation Committee is composed exclusively of individuals intended to be, to the extent required by Rule 16b-3 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) non-employee directors and will, at such times as we are subject to Section 162(m) of the Internal Revenue Code (“Code”), qualify as outside directors for purposes of Section 162(m) of the Code.

Board and Committee Meetings

During the year ended December 31, 2013, our Board of Directors held three meetings.  Our audit committee held three meetings and our compensation committee and nominating and corporate governance committee each held one meeting.  Each of our directors attended at least 75% of the meetings of the Board of Directors and of the Board’s committees on which they served during 2013.

Effective March 5, 2014, our Board of Directors created the position of lead independent director and our independent directors designated Thomas K. Guba as our lead independent director. The lead independent director coordinates the activities of our other independent directors. In addition to the duties of all members of the Board of Directors, the lead independent director has the following additional responsibilities and authority:

•

presiding at meetings of the Board of Directors in the absence of, or upon the request of, the Chairman;

•

the authority to call executive sessions of the independent directors;

•

approving the schedule of, developing the agenda for, and presiding at executive sessions of, the independent directors;

•

advising the Chairman and/or the Board of Directors as to the decisions reached, if any, at each executive session;

•

serving as the principal liaison between the independent directors, the Chairman and the Co-Chief Executive Officers;

•

advising the Chairman as to the quality, quantity and timeliness of the information submitted by the Company's management that is necessary or appropriate for the independent directors to effectively and responsibly perform their duties;

•

assisting the Board of Directors and the Nominating and Corporate Governance Committee in better ensuring compliance with and implementation of our Corporate Governance Guidelines; and

•

recommending to the Chairman, at the direction of the independent directors, the retention of outside advisors and consultants who report directly to the Board of Directors on Board-wide issues.

During 2013 and until the appointment of Mr. Guba in 2014, executive sessions of our Board of Directors were presided over by the chairman of the Board committee having authority over the subject matter discussed at the executive session, as appropriate. Effective March 5, 2013, Mr. Guba, our lead independent director, presides over executive sessions of our Board of Directors.

Our Board of Directors has adopted a lead independent director charter. A copy of the lead independent director charter is available on ARMOUR’s website at http://investor.armourreit.com under “Corporate Governance.”

Audit Committee Information

The members of our audit committee are Mr. Paperin, Mr. Hain and Mr. Hollihan, with Mr. Paperin serving as chairman.  The Audit Committee is responsible for, among other things:

•

engaging independent certified public accountants;

•

reviewing with the independent certified public accountants the plans and results of the audit engagement;

•

approving professional services provided by the independent certified public accountants;

•

reviewing the independence of the independent certified public accountants;

•

considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls;

•

approving the Company's related party transactions; and

•

preparing Audit Committee reports.

A copy of the Audit Committee charter is available on ARMOUR’s website at http://investor.armourreit.com under “Corporate Governance.”

Financial Experts on Audit Committee

The Audit Committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined by the NYSE listing standards.  The definition of “financially literate” generally means being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, a listed company must certify to the NYSE that the committee will have at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication.  Our Board of Directors has determined that Mr. Paperin satisfies the definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Compensation Committee

The Compensation Committee consists of Mr. Hollihan, Mr. Guba and Mr. Paperin.  Mr. Hollihan chairs our compensation committee. The Compensation Committee is responsible for, among other things:

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evaluating the performance of our officers;

•

reviewing and approving any compensation payable to our officers;

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reviewing and recommending to our Board of Directors any compensation for our directors;

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evaluating the performance of our external manager, ARRM;

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reviewing the compensation and fees payable to ARRM under the management agreement;

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administering the issuance of any common stock or other equity awards issued to personnel of ARRM who provide services to us;

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reviewing and discussing with management disclosures under the “Compensation Discussion and Analysis,” as required by the SEC; and

•

preparing Compensation Committee reports.

A copy of the Compensation Committee charter is available on ARMOUR’s website at http://investor.armourreit.com under “Corporate Governance.”

Compensation Committee Interlocks and Insider Participation

Each of the members of the Compensation Committee is an independent director as required under NYSE listing standards.  No member of the Compensation Committee is a current or former officer or employee of ours or any of our subsidiaries or had any relationship requiring disclosure by us under Item 404 of Regulation S-K.  None of our executive officers serve as a member of the board of directors or compensation committee of any company that has one or more of its executive officers serving as a member of our board of directors or compensation committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Mr. Hain, Ms. Downey and Mr. Guba.  Mr. Hain chairs our nominating and corporate governance committee.  The Nominating and Corporate Governance Committee is responsible for, among other things:

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seeking, considering and recommending to the Board qualified candidates for election as directors;

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periodically preparing and submitting to our Board of Directors for adoption the committee’s selection criteria for director nominees;

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reviewing and making recommendations on matters involving the general operation of our Board of Directors and our corporate governance;

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annually recommending to the Board nominees for each committee of the Board; and

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facilitating the assessment of the Boards’ performance as a whole and of the individual directors and reporting thereon to our Board of Directors.

A copy of the Nominating and Corporate Governance Committee charter is available on ARMOUR’s website at http://investor.armourreit.com under “Corporate Governance.”

Director Compensation

Following completion of our business combination with Enterprise, each of our directors waived their right to receive fees or stock for the fiscal year ended 2009.  From January 1, 2010 through December 21, 2010, independent directors were paid $1,500 for each meeting attended.  Due to our equity capital raise completed on December 22, 2010, our equity capital exceeded $100 million and we began paying an annual director’s fee of $50,000 to each of our independent directors, payable quarterly in four equal amounts, and at the director’s choice, either all in cash or half in cash and half in shares of stock.  For the year ended December 31, 2010, fees were prorated and each independent director was paid for nine days of compensation for the period of December 22, 2010 through December 31, 2010 under our new compensation system.  In 2011, we paid our independent directors each an annual fee of $50,000, with $25,000 additional being paid to our audit committee chairman.  In 2012, we increased annual independent director’s fees to $110,000; 60%, or $66,000 of this fee was payable in cash and 40%, or $44,000 was payable in stock or cash at the option of the director.  We also began paying an annual fee of $25,000 to the chairman of our audit committee, payable in cash. Beginning in 2013, we increased annual independent director’s fees to $132,000; 50%, or $66,000 of this fee is payable in cash and 50%, or $66,000 of this fee is payable in stock, or a combination of stock and cash at the option of the director, and began paying director compensation of $132,000 to each of Messrs. Staton and Bell, as non-employee directors, payable in the same manner as to our independent directors. In addition, in 2013 we began paying an annual fee of $25,000 to Mr. Staton, in his role as our non-executive Chairman, payable in cash. Beginning in 2014, we began paying our new lead independent director, Mr. Guba, an annual fee of $35,000 for the additional board responsibilities associated with the role and began paying an annual fee of $25,000 each to Mr. Hollihan as our compensation committee chairman and Mr. Hain as our nominating and corporation governance committee chairman for the additional Board responsibilities associated with the roles. Also, beginning in 2014, we increased the annual fee paid to Mr. Staton as our non-executive Chairman and Mr. Paperin as our audit committee chairman to $35,000 each.

No equity-based compensation was paid to our directors in 2010.  In 2011, our compensation committee approved grants totaling an aggregate of 3,750 shares of stock to each of our non-employee directors. For each non-employee director, 188 shares vest on the last day of each fiscal quarter commencing on March 31, 2011 and ending on September 30, 2015. On December 31, 2015, 178 shares will vest at which time all 3,750 shares of stock will have vested. In 2012, our compensation committee determined that certain performance criteria had been met and therefore approved grants totaling an aggregate of 1,250 additional shares of stock to each of our non-employee directors, subject to the same vesting schedule as the 2011 grants. For each non-employee director, 315 of the director’s 1,250 shares vested on the last day of the first fiscal quarter of 2012 and 63 shares vest on the last day of each fiscal quarter commencing on June 30, 2012 and ending on September 30, 2015.  On December 31, 2015, 53 shares will vest, at which time all of the remaining 935 shares of stock will have vested.  No additional equity-based compensation was paid to our directors in 2013. See the section titled, “Executive Officer Compensation – ARMOUR Amended and Restated 2009 Stock Incentive Plan” for more information on our directors’ equity compensation.

All members of our Board are reimbursed for their costs and expenses of serving on the Board, including costs and expenses of attending all meetings of our Board and our committees.

Any member of our Board of Directors who is also an officer, employee or a member of ARMOUR or its affiliates does not receive any compensation from us for serving on our Board of Directors.

The following table summarizes the compensation that we paid to our non-employee directors in 2013.

2013 Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Daniel C. Staton (1)	$91,000	$74,325	$165,325
Marc H. Bell (1)	$66,000	$74,325	$140,325
Carolyn Downey (1) (2)	$22,000	$22,000	$44,000
Thomas K. Guba (1)	$66,000	$74,325	$140,325
Robert C. Hain (1)	$66,000	$74,325	$140,325
John P. Hollihan, III (1)	$66,000	$74,325	$140,325
Stewart J. Paperin (1)	$91,000	$74,325	$165,325
Jordan Zimmerman (1) (3)	$38,918	$42,761	$81,679

(1)

Includes (i) up to $66,000 payable in stock to each of our non-employee directors and (ii) $53,795 in stock awards that were granted to our non-employee directors pursuant to the ARMOUR Amended and Restated 2009 Stock Incentive Plan. The dollar value is computed in accordance with FASB ASC Topic 718. See Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for a discussion of our accounting of shares of stock and the assumptions used. These awards are based on a weighted average grant date fair value of $6.78 per share.  During 2013, the aggregate number of stock awards received by each of our non-employee directors pursuant to the vesting of previous grants was as follows: Mr. Staton: 1004, Mr. Bell: 1004, Ms. Downey: 0, Mr. Guba: 1004, and Mr. Hain: 1004, Mr. Hollihan: 1004, Mr. Paperin: 1004 and Mr. Zimmerman: 502.  Certain of our non-employee directors elected to receive a portion of their stock-based board compensation in cash to cover estimated income taxes.

(2)

Ms. Downey joined our Board as a director effective September 2, 2013. Ms. Downey's compensation was pro-rated for the period from September 3, 2013 until the end of 2013.

(3)

Mr. Zimmerman resigned from our Board effective August 2, 2013. Mr. Zimmerman's compensation represents his compensation for 2013 pro-rated for the period from January 1, 2013 through August, 2013.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all our directors and officers. We do not have any employees. We anticipate that any waivers of our code of business conduct and ethics will be posted on our website. The code of business conduct and ethics is available at our website at http://investor.armourreit.com under “Corporate Governance.”

ARRM has also adopted policies applying to its employees, which prohibit insider trading, tipping and certain transactions in ARMOUR stock including margining, short selling and transactions in options on ARMOUR stock.

Corporate Governance Guidelines

Our Board of Directors has adopted a set of corporate governance guidelines, which provide a framework within which the Board and its committees direct the affairs of ARMOUR.  The corporate governance guidelines address the roles of the Board and management, functions of the Board, qualifications for directors, director independence, ethics and conflicts of interest among other matters.  The corporate governance guidelines are available at our website at http://investor.armourreit.com under “Corporate Governance.”

Requesting Corporate Governance Documents

Our code of business conduct and ethics, corporate governance guidelines and lead independent director and committee charters are available at our website at http://investor.armourreit.com. Copies of these documents are also available in print to any stockholder who requests them. Requests should be sent to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: James R. Mountain.

Communication with the Board of Directors, Independent Directors and the Audit Committee

Our Board of Directors may be contacted by any party via mail at the address listed below.

Chairman

Board of Directors

ARMOUR Residential REIT, Inc.

3001 Ocean Drive, Suite 201

Vero Beach, Florida 32963

We believe that providing a method for interested parties to communicate directly with our lead independent director or independent directors, rather than the full Board, would provide a more confidential, candid and efficient method of relaying any interested party’s concerns or comments. The lead independent director and the independent directors can be contacted by any party via mail at the address listed below.

Lead Independent Director(s)

ARMOUR Residential REIT, Inc.

3001 Ocean Drive, Suite 201

Vero Beach, Florida 32963

The Audit Committee has adopted a process for anyone to send communications to the Audit Committee with concerns or complaints concerning our Company’s regulatory compliance, accounting, audit or internal controls issues. The Audit Committee can be contacted by any party via mail at the address listed below:

Chairman

Audit Committee

ARMOUR Residential REIT, Inc.

3001 Ocean Drive, Suite 201

Vero Beach, Florida 32963

Relevant communications are distributed to the Board, or to any individual director or directors, as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, our Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded or redirected, as appropriate, such as: business solicitations or advertisements; junk mail and mass mailings; resumes and other forms of job inquiries; spam; and surveys. In addition, material that is unduly hostile, threatening, potentially illegal or similarly unsuitable will be excluded; however, any communication that is excluded will be made available to any outside director upon request.

ARMOUR’S EXECUTIVE OFFICERS

The following is a list of individuals serving as named executive officers of ARMOUR (collectively, the “named executive officers” and individually, each a “named executive officer”) as of the date of this Proxy Statement. All named executive officers serve at the discretion of our Board of Directors.

Name	Age	Position

Scott J. Ulm	55	Co-Chief Executive Officer, Co-Vice Chairman, Chief Investment Officer and Head of Risk Management

Jeffrey J. Zimmer	56	Co-Chief Executive Officer, Co-Vice Chairman and President

James R. Mountain	54	Chief Financial Officer, Treasurer and Secretary

Mark Gruber	38	Chief Operating Officer and Head of Portfolio Management

Please refer to the biographical information for Mr. Ulm and Mr. Zimmer listed above in the section titled “Director Nominees.”  The biographical information for Mr. Mountain and Mr. Gruber is provided below.

James R. Mountain has been the Chief Financial Officer and Treasurer of ARMOUR since September 1, 2012 and the Secretary of ARMOUR since March 5, 2014.  Mr. Mountain also became the Chief Financial Officer of ARRM and the Chief Financial Officer and Treasurer of JAVELIN on September 1, 2012.  Mr. Mountain has been the Secretary of JAVELIN since March 5, 2014. Mr. Mountain joined ARMOUR after having spent over 30 years at Deloitte.  Mr. Mountain has significant experience in securitization transactions, having been involved in that market since its inception in the mid-1980’s, and helped to build Deloitte’s securitization practice.  With significant experience in all facets of complex and structured financial transactions, he was also involved in the early development of Deloitte’s global capital markets practice.  In these roles, he advised his partners and clients on both the buy-side and sell-side of the capital markets, as well as their regulators, regarding the financial reporting, control, valuation, risk management, and strategic aspects of cutting-edge financial transactions.  Mr. Mountain also previously served as a partner in Deloitte’s national office, where he supervised the review and consultation process relating to securities offerings by banks, thrifts, securities deals, insurance companies, and investment companies.  Mr. Mountain earned his Bachelor of Arts degrees in accounting and in economics from the University of Montana, as well as a Master of Business Administration from the University of California, Berkeley.  He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.  Mr. Mountain also chairs the investment committee of the University of Montana Foundation and previously chaired the Foundation’s audit and finance committee.

Mark Gruber has been the Chief Operating Officer of ARMOUR since September 3, 2013 and the Head of Portfolio Management since June 2010. Mr. Gruber has also been the Head of Portfolio Management of ARRM since June 2010 and its Chief Operating Officer since September 3, 2013. Mr. Gruber has also served as the Chief Operating Officer of JAVELIN since September 3, 2013 and its Head of Portfolio Management since October 3, 2012. From April 2008 until joining ARRM in June 2010, Mr. Gruber managed a $1.1 billion mortgage portfolio for Penn Mutual Life Insurance. From June 2005 to March 2008, Mr. Gruber was Vice-President of Research and Trading at Bimini Capital Management, Inc., a publicly traded REIT that managed approximately $4 billion in agency mortgage assets. Mr. Gruber previously worked for Lockheed Martin at the Knolls Atomic Power Laboratory where he was an engineer for the Naval Nuclear Propulsion Program. Mr. Gruber holds an M.B.A. with University Honors from the Tepper School of Business at Carnegie Mellon, an M.S. degree in Mechanical and Aerospace Engineering from the University of Virginia, and a B.S. degree in Mechanical Engineering with High Honors from Lehigh University.

EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis describes our compensation objectives and policies in relation to compensation received by our named executive officers for the year ended December 31, 2013, which consist of Scott J. Ulm, our Co-Chief Executive Officer, Co-Vice Chairman, Chief Investment Officer and Head of Risk Management, Jeffrey J. Zimmer, our Co-Chief Executive Officer, Co-Vice Chairman and President, James R. Mountain, our Chief Financial Officer, Treasurer and Secretary, and Mark Gruber, our Chief Operating Officer and Head of Portfolio Management.

At our 2012 annual meeting of stockholders, our stockholders approved, on an advisory basis, the compensation of our then named executive officers. Based upon the results of the advisory vote and a review of our 2013 compensation policies, we believe that our 2013 compensation policies and decisions are consistent with the compensation philosophy and objectives discussed below and effectively align the interests of our named executive officers and other key professionals with the long term goals of the Company.

We are managed by ARRM pursuant to a management agreement. We do not have any employees whom we compensate directly with salaries or other compensation. Our executive officers and other key professionals are employees of ARRM and are compensated by ARRM for their services to us. Certain of our executive officers also hold an ownership interest in ARRM. See the section titled, “Certain Relationships and Related Party Transactions” below for a further description of the management agreement and the relationship between ARRM and ARMOUR.  In order to align their interests with our long term goals, we also compensate our executive officers and other key professionals through our equity compensation program, which is a fundamental part of our compensation philosophy.  We believe that the combination of the management agreement and our equity compensation program provides the appropriate balance to encourage long-term performance without excessive risk-taking.

Our success is dependent, in large part, on our ability through our management agreement with ARRM and our equity incentive program to attract, motivate and retain high-performing senior executives who are committed to our core values of stockholder value, prudent risk-taking and integrity. The REIT and mortgage investment industry is highly competitive and attracting and retaining experienced professionals represents a comparative advantage. We compete with a large number of REIT companies, funds, financial institutions and specialty finance companies for executive talent which has significant career mobility. Many of those companies are privately owned and/or have significantly larger market capitalization than we do. Accordingly, they may have significantly more flexibility and resources as it relates to compensating their key professionals.  We are a specialized company in a highly competitive industry and our ability to attract, retain and reward our executive officers and other key professionals is essential to maintaining our competitive position.  We strongly believe that offering incentives in the form of equity awards is critical to our ability to do so and aligns the interests of our executive officers and other key professionals with those of our stockholders.  Since we began awarding equity compensation in 2011, the number of our executive officers has doubled from two to four and the number of our equity award recipients has tripled from two to six.

We have historically limited equity compensation to our executive officers and other key professionals because, among other reasons, we have determined that:  (i) these program participants have the greatest impact on our long-term performance; (ii) we have a limited ability to offer equity compensation without undue dilution of existing stockholders, and (iii) equity compensation grants that are subject to the restrictive requirements of our equity compensation program are of limited value in compensating ARRM’s administrative and clerical employees.

The Compensation Committee’s objectives in developing and administering our equity compensation program are to:

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focus decision-making and behavior on goals that are consistent with our overall business strategy without threatening the long-term viability of our company;

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attract, retain and motivate highly-skilled executive officers that will contribute to our successful performance;

•

align the interests of our executive officers with the interests of our stockholders by motivating executives to increase long-term stockholder value;

•

provide compensation opportunities that are competitive within industry standards thereby reflecting the value of the position in the marketplace;

•

support a culture committed to paying for performance where compensation is commensurate with the level of performance achieved; and

•

maintain flexibility and discretion to allow us to recognize the unique characteristics of our operations and strategy, and our prevailing business environment, as well as changing labor market dynamics.

We take a disciplined approach to the expense management of our compensation programs. The Compensation Committee has historically limited, and intends to continue to limit, the total equity awards granted in any given year to no more than 1.25% of the weighted-average shares of common stock outstanding for the year.   For fiscal years 2011, 2012 and 2013, our burn rate (which is total equity awards granted in a fiscal year divided by total weighted-average shares of common stock outstanding for the year) was 0.31%, 0.29% and 0.35%, respectively.  Some analysts weight full value awards, such as those granted by ARMOUR, more heavily than equity option awards.  For example, weighting our awards by a factor of 2.5 results in an adjusted burn rate of 0.78%, 0.73% and 0.88%, respectively.  The substantial majority of our awards to date vest ratably over a period of 20 quarters.  These vesting schedules are designed to both further the retention, incentive and goal alignment objectives of the awards as well as to appropriately apportion the expense of the awards.  The resulting realized dilution rate (which is the total shares issued upon vesting, net of withholdings divided by total weighted-average shares of common stock outstanding for the year) was 0.03%, 0.05% and 0.08%, respectively. The expense recognized by ARMOUR is based on the closing market price on the days that shares vest.

We have proactively managed the overall affordability of our equity compensation programs to prevent dilutive effects to our stockholders and, in each year since our initial public offering, have consistently returned a significant amount of cash to our stockholders through dividends and, beginning in 2013, share repurchases.  Since July of 2011, when our Amended and Restated 2009 Stock Incentive Plan was last amended to increase the number of shares authorized to 2,000,000, we have accretively grown ARMOUR’s common share base by 378% from 74,781,000 common shares to 357,613,485 common shares outstanding at December 31, 2013, thereby significantly reducing the relative overhang of our equity awards on stockholders.  Dividends paid on our common stock totaled more than $650 million for 2011, 2012, and 2013.  Additionally, during 2013, we repurchased 16,771,000 common shares, capturing an estimated $14 million in value for continuing stockholders, as compared to the total dilutive charges to equity of approximately $2.5 million for our Amended and Restated 2009 Stock Incentive Plan from its inception through December 31, 2013.

Our compensation committee has not awarded, and does not intend to award, any equity compensation to our executive officers based on 2013 performance.  The Compensation Committee has not granted, and does not intend to grant, awards to continuing officers and other key professionals with respect to years where either total stockholder return or total economic return are negative.   The Amended and Restated 2009 Stock Incentive Plan also prohibits the repricing of previous awards.  We will continue to monitor our use of equity compensation in the future to ensure that our overhang and burn rate are maintained at or below comparative market values.

In the first quarter of 2013, our compensation committee awarded the equity compensation disclosed in this proxy statement based on company and individual performance in 2012. The Compensation Committee determined the equity compensation awarded in 2013 was commensurate with our 2012 performance and was comparable to other agency mortgage REITs. These and previous equity grants were deemed necessary to attract, retain and motivate our senior management team and have provided increased goal alignment between the participants and the Company.  For example, the 2013 equity awards have decreased substantially in value compared to their grant-date value as disclosed in this proxy statement, which parallels the performance of our common stock during that time period.

The use of our stock as part of our compensation program is also important to our continued success because it fosters a pay-for-performance culture, which is an important element of our overall compensation program.  We believe that equity compensation motivates our executive officers and other key professionals to create stockholder value because the value they realize from equity compensation is based on our common stock performance.

The Compensation Committee has conditioned prior equity awards on performance targets and will consider placing conditions on the granting and vesting of future awards based on meeting appropriate performance targets focused on our absolute and relative performance compared to comparable companies.

The Compensation Committee is committed to the ongoing review and evaluation of our executive officer compensation levels and program. It is the committee’s view that compensation decisions are best made after a deliberate review of company and individual performance, as well as agency mortgage REIT industry compensation levels, within the risk parameters established by management and the Board of Directors. Consistent with this view, the Compensation Committee periodically assesses our performance within the context of the agency mortgage REIT industry’s overall performance and internal performance standards and evaluates individual executive officer performance relative to the performance expectations for their respective position.

The Compensation Committee makes all equity compensation decisions related to the named executive officers. When making equity compensation decisions for our named executive officers, the Compensation Committee seeks input from members of the Board of Directors and Scott J. Ulm and Jeffrey J. Zimmer, our Co-Chief Executive Officers. The Compensation Committee engages in discussions and makes final determinations related to equity compensation paid to the executive officers. All decisions regarding our executive officers’ compensation are made by our compensation committee.

ARMOUR Amended and Restated 2009 Stock Incentive Plan

In connection with the business combination with Enterprise, we adopted the 2009 Stock Incentive Plan (the “Plan”) to attract, retain and reward directors, officers and other employees, and other persons who provide services to us (“Eligible Individuals”).  In 2009, the Board allocated up to 250,000 shares to be available under the Plan.  On July 18, 2011, our stockholders approved an amendment to the Plan to increase the number of shares issuable thereunder from 250,000 shares to 2,000,000 shares and the Plan was amended accordingly (the “Amended Plan”).  The Amended Plan allows us to grant a variety of stock-based and cash-based awards to Eligible Individuals.

The Amended Plan is administered by the Compensation Committee. The Compensation Committee has the full authority to administer and interpret the Amended Plan, to authorize the granting of awards, to determine the eligibility to receive an award, to determine the number of shares of common stock to be covered by each award (subject to the limitations provided in the Amended Plan), to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the Amended Plan), to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the Amended Plan or the administration or interpretation thereof. In connection with this authority, the Compensation Committee may, among other things, establish required periods of employment and/or performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. The Compensation Committee administering the Plan is composed exclusively of individuals intended to be, to the extent required by Rule 16b-3 of the Exchange Act, non-employee directors and will, at such times as we are subject to Section 162(m) of the Code, qualify as an outside director for purposes of Section 162(m) of the Code.

Available Shares

The Amended Plan provides for grants of common stock, restricted shares of common stock, stock options, performance shares, performance units, restricted stock units (“RSUs”), stock appreciation rights and other equity-based and cash-based awards.  The total number of shares of common stock that may be issued under the Amended Plan is 2,000,000 shares.  As discussed in Proposal 2 below, we have no shares currently available to grant under the Amended Plan and therefore we are asking stockholders to approve an amendment (as such, the “Second Amended Plan”) to the Amended Plan to increase the shares of common stock available under the Amended Plan from 2,000,000 shares to 15,000,000 shares.

We have determined that the Second Amended Plan is necessary because our success is dependent, in large part, on our ability through our management agreement with ARRM and our equity incentive program to attract, motivate and retain high-performing senior executives who are committed to our core values of stockholder value, prudent risk-taking and integrity. The REIT and mortgage investment industry is highly competitive and attracting and retaining experienced professionals represents a comparative advantage. We compete with a large number of REIT companies, funds, financial institutions and specialty finance companies for executive talent which has significant career mobility. Many of those companies are privately owned and/or have significantly larger market capitalization than we do. Accordingly, they may have significantly more flexibility and resources as it relates to compensating their key professionals.  We are a specialized company in a highly competitive industry and our ability to attract, retain and reward our executive officers and other key professionals is essential to maintaining our competitive position.  We strongly believe that offering incentives in the form of equity awards is critical to our ability to do so and aligns the interests of our executive officers and other key professionals with those of our stockholders.

Since we began awarding equity compensation in 2011, the number of our executive officers has doubled from two to four and the number of our equity award recipients has tripled from two to six.  We believe that if approved, the Second Amended Plan would be a significant factor in our continued ability to motivate and retain our existing executive officers and other key professionals and to attract the additional personnel necessary for our future growth. We do not believe that having an “evergreen plan” (which sets the aggregate number of authorized plan shares equal to a fixed percentage of shares issued and outstanding from time to time) is necessary to achieve these goals. Accordingly, we are not requesting, and do not intend to request, that our stockholders approve an amendment to make our Amended Plan an “evergreen plan.” Based on our prior experience and current expectations, we believe that the 13,000,000 additional shares will provide us with an opportunity to grant equity awards for three to seven years, depending on the performance and growth of ARMOUR.

The Amended Plan allows for the Compensation Committee or the Board to expand the types of awards available under the Amended Plan. The maximum number of shares that may underlie awards in any one year to any eligible person will be determined by the Compensation Committee or the Board. If an award granted under the Plan expires or terminates, the shares subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards.

The Compensation Committee’s objectives in developing and administering our equity compensation program are to:

•

focus decision-making and behavior on goals that are consistent with our overall business strategy without threatening the long-term viability of our company;

•

attract, retain and motivate highly-skilled executive officers that will contribute to our successful performance;

•

align the interests of our executive officers with the interests of our stockholders by motivating executives to increase long-term stockholder value;

•

provide compensation opportunities that are competitive within industry standards thereby reflecting the value of the position in the marketplace;

•

support a culture committed to paying for performance where compensation is commensurate with the level of performance achieved; and

•

maintain flexibility and discretion to allow us to recognize the unique characteristics of our operations and strategy, and our prevailing business environment, as well as changing labor market dynamics.

Because we have exhausted the 2,000,000 shares available for equity grants under the Amended Plan, approval of the Second Amended Plan is critical to achieving these objectives and our continued success.  We believe that equity compensation is an essential part of our compensation program to help us attract and retain talent in order to create stockholder value and the combination of our management agreement and our equity compensation provides the appropriate balance to encourage long-term performance without excessive risk taking.  Failure to approve the Second Amended Plan would be disruptive because it would force our compensation committee to rely exclusively on cash to compensate and incentivize our executive officers and other key professionals, which would increase cash compensation expense and reduce cash flow available for distribution to our stockholders.  Alternatively, if the Second Amended Plan is not approved, we may need to implement cash-based incentive plans in order to attempt to achieve these objectives.  We believe that equity awards under the Second Amended Plan represent the superior alternative, in terms of both efficiency and effectiveness.  Not only would continuing the current approach avoid potential disruptions in our relationship with our executive officers and other key professionals, but it would reduce the likelihood that we would need to rely on cash incentive awards in the future and reduce cash flow available for distribution to our stockholders.

The following table provides information as of December 31, 2013 with respect to shares of common stock that have been issued under our equity compensation plans:

Plan Category	Number of Securities to be Issued upon the Vesting of Stock Awards	Weighted-Average Price of Restricted Stock	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity Compensation Plans Approved by Stockholders (1)	2,000,000	$7.01	0
Equity Compensation Plans Not Approved by Stockholders	–	–	–
Total	2,000,000	$7.01	0

(1)

Consists of our Amended Plan under which the Compensation Committee or Board of Directors generally grants common stock, restricted shares of common stock, stock options, performance units, RSUs and stock appreciation rights to employees, officers and directors of ARMOUR and our manager, ARRM.

Awards under the Amended Plan

Restricted Shares of Common Stock. A restricted share award is an award of shares of common stock that is subject to restrictions on transferability and such other restrictions, if any, the Compensation Committee may impose at the date of grant. Grants of restricted shares of common stock will be subject to vesting schedules as determined by the Compensation Committee. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the Compensation Committee may determine. Except to the extent restricted under the award agreement relating to the restricted shares of common stock, a participant granted restricted shares of common stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive dividends or distributions on the restricted shares of common stock. Such dividends and distributions, however, may be held in escrow until all restrictions on the underlying shares have lapsed. Although dividends may be paid on restricted shares of common stock, whether or not vested, at the same rate and on the same date as on shares of our common stock, holders of restricted shares of common stock are generally prohibited from selling such shares until they vest.

Stock Options and Stock Appreciation Rights. A stock option is a right to purchase a specified number of shares of our common stock at an exercise price established at the date of grant. Stock options granted may be either non-qualified stock options or incentive stock options (which are intended to qualify as “incentive stock options” within Section 422 of the Code). A stock appreciation right (“SAR”) entitles the recipient to receive, upon surrender of the SAR, an amount of cash or number of shares of our common stock having a fair market value equal to the positive difference, if any, between the fair market value of one share of common stock on the date of exercise and the exercise price of the SAR. The Compensation Committee will specify at the time an option or SAR is granted when and in what proportions an option or SAR becomes vested and exercisable in accordance with the Plan.

Performance-Based Awards. The Compensation Committee may grant performance awards, which may be cash or equity based, including performance units and performance shares. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable, or as a condition to accelerating the timing of such events. The Compensation Committee will set the performance goals used to determine the amount payable pursuant to a performance award.

Other Awards. The Compensation Committee may also award to certain eligible persons shares of our common stock, or RSUs or other awards whose value is based, in whole or in part, on our common stock. Such awards may be in addition to any other awards made under the Plan, and subject to such other terms and restrictions as determined by the Compensation Committee in its discretion.

Summary Compensation Table

The following table sets forth the information required by Item 402 of Regulation S-K promulgated by the SEC. The amounts shown represent the equity compensation paid to the named executive officers for the year shown as consideration for services rendered to our Company. With respect to equity incentive awards, the dollar amounts indicated in the table under “Stock Awards” are the aggregate fair value of awards computed in accordance with FASB ASC Topic 718.

Name and Principal Position	Year	Stock Awards (1)	All Other Compensation (2)	Total
Scott J. Ulm Co-Chief Executive Officer, Chief Investment	2013	$871,904	$602,654	$1,474,558
Officer, Head of Risk Management and	2012	545,803	421,055	966,858
Co-Vice Chairman	2011	105,211	92,611	197,822

Jeffrey J. Zimmer	2013	$871,904	$602,654	$1,474,558
Co-Chief Executive Officer,	2012	545,803	421,055	966,858
Co-Vice Chairman and President	2011	105,211	92,611	197,822

James R. Mountain	2013	$80,425	$62,526	$142,951
Chief Financial Officer, Treasurer and Secretary	2012(3)	–
	2011(3)	–	–	–

Mark Gruber (4)	2013	$104,699	$73,298	$177,997
Chief Operating Officer and	2012	55,980	42,180	98,160
Head of Portfolio Management	2011	14,385	13,065	27,450

(1)

Includes 73,125 shares granted to each of Messrs. Ulm and Zimmer and 10,000 shares granted to Mr. Gruber pursuant to our Amended Plan in the first three months of 2011, which began vesting on a quarterly basis on March 31, 2011 at the rate of 3,657 shares per quarter with respect to each of Messrs. Ulm and Zimmer and at the rate of 500 shares per quarter with respect to Mr. Gruber, provided the named executive officer remains an employee or director of our company on the vesting date.  In 2012, our compensation committee determined that certain performance criteria had been met and therefore approved grants totaling an aggregate of 24,375 additional shares of stock each to Messrs. Ulm and Zimmer, subject to the same vesting schedule as the 2011 grants. 6,090 of the 24,375 shares vested on the last day of the first fiscal quarter of 2012 and 1,218 shares vest on the last day of each fiscal quarter commencing on June 30, 2012 and ending on September 30, 2015.  On December 31, 2015, 1,233 shares will vest at which time all the remaining 18,285 shares of stock will have vested; also includes 269,012 shares granted to each of Messrs. Ulm and Zimmer and 30,000 shares granted to Mr. Gruber pursuant to our Amended Plan in the first three months of 2012, which began vesting on a quarterly basis on March 31, 2012 at the rate of 13,450 shares per quarter with respect to each of Messrs. Ulm and Zimmer and at the rate of 1,500 shares per quarter with respect to Mr. Gruber, provided the named executive officer remains an employee or director of our company on the vesting date; also includes 530,067 shares granted to each of Messrs. Ulm and Zimmer, 82,706 shares granted to Mr. Mountain, and 67,669 shares granted to Mr. Gruber pursuant to our Amended Plan in the first three months of 2013, which began vesting on a quarterly basis on March 31, 2013 at the rate of 26,504 shares per quarter with respect to each of Messrs. Ulm and Zimmer, at the rate of 4,135 shares per quarter with respect to Mr. Mountain, and at the rate of 3,383 shares per quarter with respect to Mr. Gruber, provided the named executive officer remains an employee or director of our company on the vesting date. 75,104 shares each of the 530,076 shares granted to Messrs. Ulm and Zimmer are subject to the stockholders' approval of the Second Amended Plan set forth in Proposal 2 below.  These awards are based on the fair value of the vested shares on each vesting date.  For additional information, see the section titled, “Executive Officer Compensation— ARMOUR Amended and Restated 2009 Stock Incentive Plan”

(2)

All other compensation represents dividends and distributions on unvested shares of stock.

(3)

Mr. Mountain’s employment commenced on September 1, 2012.  Like Messrs. Ulm and Zimmer, he is compensated by ARRM for his service to ARMOUR.  Mr. Mountain was not granted any equity-based compensation in 2012.

(4)

Mr. Gruber became our Chief Operating Officer on September 3, 2013.  Like Messrs. Ulm, Zimmer, and Mountain he is compensated by ARRM for his service to ARMOUR. Mr. Gruber began receiving equity-based compensation before being appointed to Chief Operating Officer.

2013 Grants of Plan Based Awards

The following table sets forth information with respect to plan-based stock awards granted in 2013 to the named executive officers. The dollar amounts indicated under the “Grant Date Fair Value” is the full fair value of each grant, in accordance with the applicable accounting literature.

Name	Date of Grant	Stock Awards: Number of Shares (1)	Weighted Average Grant Date Fair Value of Stock Awards (2)
Scott J. Ulm	March 18, 2013	530,076(3)	$3,593,915
Jeffrey J. Zimmer	March 18, 2013	530,076(3)	$3,593,915
James R. Mountain	March 18, 2013	82,706	$560,746
Mark Gruber (4)	March 18, 2013	67,669	$458,795

(1)

These shares were granted pursuant to our Amended Plan and began vesting on a quarterly basis on March 31, 2013 at the rate of 26,504 shares per quarter with respect to Messrs. Ulm and Zimmer, at the rate of 4,135 shares per quarter with respect to Mr. Mountain, and at the rate of 3,383 shares per quarter with respect to Mr. Gruber, provided the named executive officer remains an employee or director of our company on the vesting date. These awards are based on a weighted average grant date fair value of $6.78 per share. For additional information, see the section titled, “Executive Officer Compensation— ARMOUR Amended and Restated 2009 Stock Incentive Plan.”

(2)

Based on a weighted average grant date fair value of $6.78 per share. Based on $4.01 per share, the closing price of our common stock on the NYSE on December 31, 2013, the value of the stock awards for Messrs. Ulm, Zimmer, Mountain and Gruber are $2,125,604, $2,125,604, $331,651 and $271,532, respectively.

(3)

75,104 shares each of the 530,076 shares granted to Messrs. Ulm and Zimmer are subject to the stockholders' approval of the Second Amended Plan set forth in Proposal 2 below.

(4)

Mr. Gruber became our Chief Operating Officer on September 3, 2013. Mr. Gruber began receiving equity-based compensation before being appointed to Chief Operating Officer.

Outstanding Equity Awards at December 31, 2013

The following table sets forth information on the holdings of equity awards by our named executive officers as of December 31, 2013:

	Stock Awards
Name	Number of Shares or Units of Stock that Have Not Vested (1)	Market Value of Shares or Units of Stock That Have Not Vested (2)
Scott J. Ulm	624,476	$2,504,148
Jeffrey J. Zimmer	624,476	$2,504,148
James R. Mountain	66,166	$265,325
Mark Gruber	76,137	$305,309

(1)

Represents the following vesting rates beginning on March 31, 2011, March 31, 2012 and March 31, 2013, respectively, with respect to the grant in that year pursuant to our Amended Plan: shares granted to each of Messrs. Ulm and Zimmer vesting at the rates of 3,657, 14,668 and 26,504 shares per quarter, respectively; shares granted to Mr. Gruber vesting at the rates of 500, 1,500, and 3,383 shares per quarter, respectively, provided the named executive officer remains an employee or director of our company on the vesting date. Mr. Mountain’s employment commenced on September 1, 2012. Mr. Mountain was not granted any equity-based compensation in 2012.

(2)

Based on $4.01 per share, the closing price of our common stock on the NYSE on December 31, 2013.

Stock Vested in 2013

The following table sets forth information on the shares of stock held by our named executive officers that vested during the year ended December 31, 2013.  The shares of stock described below were approved by our compensation committee to be granted to our executive officers pursuant to our Amended Plan.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
Scott J. Ulm	179,312	$871,904
Jeffrey J. Zimmer	179,312	$871,904
James R. Mountain	16,540	$80,425
Mark Gruber	21,532	$104,699

(1)

Based upon the closing price of our common stock on the NYSE on the respective vesting dates. Based on $4.01 per share, the closing price of our common stock on the NYSE on December 31, 2013, the value realized on vesting for Messrs. Ulm, Zimmer, Mountain and Gruber are $719,041 $719,041, $66,325 and $86,343 respectively.

Change in Control

Upon a change in control, as defined in our Amended Plan, the Compensation Committee may make certain adjustments which it, in its discretion, determines are necessary or appropriate in light of the change in control. These include, accelerating the vesting of some or all of the awards under the Amended Plan, terminating all awards under the Amended Plan (allowing for either the exercise of vested awards or a cash payment in lieu of vested awards), converting the awards to the right to receive proceeds in the event of liquidation, or a combination of any of the foregoing. In the event that the Compensation Committee does not terminate or convert an award upon a change in control, then the award shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring, or succeeding corporation (or an affiliate thereof).

Our Board may amend, alter or discontinue the Amended Plan but cannot take any action that would impair the rights of a participant without such participant’s consent. To the extent necessary and desirable, the Board must obtain approval of our stockholders for any amendment that would:

•

other than through adjustment as provided in the Amended Plan, increase the total number of shares of common stock reserved for issuance under the Amended Plan;

•

change the class of persons eligible to participate in the Amended Plan;

•

reprice any stock option awards under the Amended Plan; or

•

otherwise require such approval.

The Compensation Committee may amend the terms of any award granted under the Amended Plan, prospectively or retroactively, but generally may not impair the rights of any participant without his or her consent.

Potential Payments Upon Termination or Change in Control

Under our Amended Plan, upon a change in control (as defined in our Amended Plan) or a termination of the management agreement by us without cause (as determined in accordance with our management agreement), all outstanding stock awards immediately vest. The following table sets forth estimates of the potential benefits to our named executive officers in connection with a change in control or termination of the management agreement without cause, assuming such event occured on December 31, 2013. The actual payments due on terminations occurring on different dates could materially differ from the estimates in the table.

Name	Value of Vesting Stock Awards (1)
Scott J. Ulm	$2,504,148
Jeffrey J. Zimmer	$2,504,148
James R. Mountain	$265,325
Mark Gruber	$305,309

(1)

Consists of all outstanding plan-based stock awards held by such named executive officer that had not vested as of December 31, 2013.  Based on $4.01 per share, the closing price of our common stock on the NYSE on December 31, 2013.

COMPENSATION COMMITTEE REPORT

In accordance with the powers and duties of the Compensation Committee as set forth in its charter, the committee hereby reports the following:

1.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K set forth elsewhere in this Proxy Statement; and

2.

Based on the review and discussion referred to in the preceding paragraph, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors:

John P. Hollihan III (Chairman)

Stewart Paperin

Thomas Guba

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of March 17, 2014 by:

•

each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•

each of our officers and directors; and

•

all of our officers and directors as a group.

As of March 17, 2014, we had 357,426,413 shares of common stock issued and outstanding.  Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Approximate Percentage of Outstanding Common Stock

Officers and Directors

Scott J. Ulm	208,896	*
Jeffrey J. Zimmer	80,151	*
James R. Mountain	26,540	*
Mark Gruber	23,116	*
Daniel C. Staton	2,058,951(3)	*
Marc H. Bell	1,886,914(4)	*
Carolyn Downey	3,253	*
Thomas K. Guba	198,396	*
Robert C. Hain	11,164(5)	*
John P. Hollihan, III	49,796	*
Stewart J. Paperin	23,396	*
All directors and executive officers as a group (11 individuals)	4,570,573	1.28%

5% Holders

BlackRock, Inc.	30,377,102(6)	8.49%
The Vanguard Group Inc.	20,165,015(7)	5.64%

*less than 1%

(1)

Unless otherwise noted, the business address of each of the following is 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963.

(2)

Includes shares of common stock which the person has the right to acquire within 60 days of March 17, 2014.

(3)

Includes 1,756,793 shares owned by Staton Family Investments, Ltd.  Mr. Staton is a member of Staton Family Investments, Ltd and has sole voting and investment power over the 1,756,793 shares of common stock owned by Staton Family Investments, Ltd. Also includes shares of common stock owned by Staton Bell Blank Check LLC (“SBBC”).  Mr. Staton is a 50% owner of SBBC and has a pecuniary interest in the shares owned therein. Mr. Staton is deemed the beneficial owner of 75,075 shares of common stock, representing 50% of the 150,150 total shares owned outright by SBBC.

(4)

Includes shares of common stock held by SBBC.  Mr. Bell is a 50% owner of SBBC and has a pecuniary interest in the shares owned therein. Mr. Bell is deemed the beneficial owner of 75,075 shares of common stock, representing 50% of the 150,150 total shares owned outright by SBBC. Also, includes shares of common stock owned by Barbicon Capital REIT Fund, LLC (“Barbicon”), formerly known as Blackbeard Capital Domestic REIT Fund, L.P.  Mr. Bell is a managing member of the limited liability company that serves as the general partner of Barbicon and is deemed to beneficially own 50% of the shares owned by Barbicon and has a pecuniary interest therein.  Mr. Bell may be deemed the beneficial owner of 1,756,792 shares of common stock, representing 50% of the 3,513,585 shares owned by Barbicon.

(5)

Includes 8,387 shares of common stock owned indirectly through HW Trust Company Limited as Trustees of the RCH Guernsey Trust.  Mr. Hain is deemed to beneficially own the 8,387 shares held by the HW Trust Company Limited as Trustee of The RCH Guernsey Trust and has a pecuniary interest in the shares held therein.

(6)

Based on a Schedule 13G/A filed with the SEC on January 28, 2014, BlackRock, Inc., a Delaware corporation, which serves as the parent holding company or control person of its subsidiaries, BlackRock Advisors (UK) Limited, Blackrock Advisors, LLC, Blackrock Asset Management Canada Limited, Blackrock Fund Advisors, Blackrock Institutional Trust Company, N.A., Blackrock International Limited, Blackrock Investment Management (UK) Ltd., and Blackrock Investment Management, LLC, through which it acquired the shares of common stock held directly by BlackRock, Inc., has sole voting and dispositive power with respect to 29,059,143 shares and 30,377,102 shares, respectively, and shared voting and dispositive power with respect to no shares. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY, 10022.

(7)

Based on a Schedule 13G filed with the SEC on February 11, 2014. The Vanguard Group Inc. has sole voting and dispositive power with respect to 564,851 shares and 19,628,664 shares, respectively, and shared voting and dispositive power with respect to no shares and 536,351 shares, respectively. The Vanguard Group Inc.'s address is 100 Vanguard Blvd., Malvern, PA, 19355.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Management Agreement

On November 5, 2009, in connection with the consummation of our business combination with Enterprise Acquisition Corp., we entered into a management agreement with ARRM, which requires ARRM to manage our business affairs in conformity with certain restrictions contained in the management agreement, including any material operating policies adopted by us.

Pursuant to the terms of the management agreement, ARRM is responsible for (i) advising us with respect to, arranging for, and managing the acquisition, financing, management and disposition of, our investments, (ii) evaluating the duration risk and prepayment risk of our investments and arranging borrowing and hedging strategies, and (iii) coordinating our capital raising activities.  In conducting these activities, ARRM advises us on the formulation of, and implementation of, our operating strategies and policies, arranges our acquisition of assets, monitors the performance of our assets, arranges for various types of financing and hedging strategies, and provides administrative and managerial services in connection with our day-to-day operations, as may be required from time to time for management of our assets.  In addition, ARRM provides us with executive personnel along with administrative personnel, office space, and other appropriate services required in rendering ARRM’s management services to us.

On November 6, 2009, we entered into a first amended and restated management agreement with ARRM for the sole purpose of reducing the monthly management fee to 1/12th of 1% of gross equity raised (as defined below), including initial gross merger equity as well as any future gross equity raised, until gross equity raised was $50 million, inclusive of gross merger equity. Thereafter, the monthly management fee would be 1/12th of (a) 1.5% of gross equity raised up to $1 billion and (b) 0.75% of gross equity raised in excess of $1 billion, with a monthly minimum based on 1/12th of $900,000 (inclusive of the original gross merger equity). We are also obligated to reimburse certain expenses incurred by ARRM and its affiliates. ARRM is further entitled to receive a termination fee from us under certain circumstances.

On June 18, 2012, we further amended and restated the first amended and restated management agreement, dated November 6, 2009, with ARRM by entering into a second amended and restated management agreement.  Pursuant to the second amended and restated management agreement, the initial term of the first amended and restated management agreement (the “Initial Term”) was extended for ten (10) years (the “New Initial Term”) commencing June 18, 2012, unless earlier terminated by either ARMOUR or ARRM, pursuant to the terms of the second amended and restated management agreement.  In addition, the second amended and restated management agreement provides that following the New Initial Term, the second amended and restated management agreement will automatically renew for successive 5-year renewal terms (each, a “Renewal Term”), unless either ARMOUR or ARRM gives advance notice to the other of its intent not to renew the second amended and restated management Agreement prior to the expiration of the New Initial Term or any Renewal Term, as applicable, subject to the terms and conditions for, and the restrictions on, the giving of such notice contained in the second amended and restated management agreement.

On February 25, 2014, we entered into a third amended and restated management Agreement with ARRM. The purpose of the third amended and restated management agreement was to clarify, among other things, that (i) gross equity raised, as defined below, excludes: (a) the value of securities we repurchase, and (b) dividends we pay to the extent that such dividends are deemed a return of capital for tax purposes; (ii) a Corporate Event, as defined in the third amended and restated management agreement, will be deemed a termination without cause, entitling ARRM to a termination fee, as described below, if such a Corporate Event occurs during the term of the third amended and restated management agreement; and (iii) upon a termination of the third amended and restated management agreement by us without cause, the third amended and restated management agreement provides that we shall pay ARRM a termination fee equal to the greater of (a) the management fee as calculated immediately prior to the effective date of the termination of the third amended and restated management agreement for the remainder of the then current term, or (b) three times the management fee paid to ARRM in the preceding twelve-month period before such termination, calculated as of the effective date of the termination.

We may not terminate the third amended and restated management agreement during the New Initial Term, except for cause, or in connection with a Corporate Event, as defined in the third amended and restated management agreement.  Also, in the event of a termination without cause, ARRM is obligated to pay a termination fee to SBBC (see discussion of SBBC in the following paragraph) under the sub-management agreement.  In addition, if on expiration of the Initial Term, SBBC elects to terminate the sub-management agreement, we will be obligated to make a final payment to SBBC of 6.16 times the annualized rate of the last three (3) monthly payments of the SBBC Base Management Fee, as defined in the third amended and restated management agreement.

We rely on the facilities and resources of ARRM to conduct our operations.  Costs and expenses incurred by ARRM on behalf of us or our subsidiaries are reimbursed to ARRM in cash on a monthly basis. Costs and expense reimbursement to ARRM are subject to adjustment at the end of each calendar year in connection with our annual audit.

Due to our equity capital raise completed on December 22, 2010, our gross equity capital (inclusive of gross merger equity) exceeded $50 million and we began paying ARRM a monthly management fee in an amount equal to the sum of (a) 1.5% of all the “gross equity raised,” which means an amount in dollars calculated as of the date of determination that is equal to (i) our initial equity capital following the consummation of the merger, plus (ii) equity capital raised in public or private issuances of our equity securities

(calculated before underwriting fees and distribution expenses, if any), less (1) capital returned to our stockholders (which includes (i) the purchase price of equity securities we repurchase, and (ii) dividends we pay to the extent that such dividends are deemed a return of capital for tax purposes), as adjusted to exclude one-time charges pursuant to changes in generally accepted accounting principles ("GAAP") and certain non-cash charges after discussion between ARRM and the Board and approved by a majority of the Board, until gross equity raised reached $1 billion, and (b) 0.75% of the gross equity raised in excess of $1 billion, divided by twelve, which is our current management fee rate, calculated and payable monthly in arrears.

The monthly management fee shall never be less than 1/12th of $900,000, unless ARRM determines it will accept less than that amount. Payment of the management fee will not be affected by impairment to assets acquired. We do not pay ARRM any incentive fees.

ARRM uses the proceeds from its management fee in part to pay compensation to its officers and personnel who, notwithstanding that certain of them also are our officers, receive no cash compensation directly from us.

ARRM was paid an aggregate of approximately $28.1 million, $19.5 million and $6.9 million in management fees for services provided to us during 2013, 2012 and 2011 respectively.

Sub-Management Agreement

On November 6, 2009, ARRM entered into a sub-management agreement with SBBC.  Pursuant to the sub-management agreement, SBBC has agreed to provide certain services to ARRM. In exchange for such services, SBBC will receive a sub-management fee of 25% of the net management fee earned by ARRM under its management agreement with us.  The sub-management agreement will continue in effect until it is terminated in accordance with its terms.

If the sub-management agreement is terminated upon expiration of the Initial Term of the third amended and restated management agreement at the election of SBBC, we will pay SBBC a final payment equal to 6.16 times the annualized rate of the last three (3) monthly payments to SBBC.  The sub-management agreement provides that if, during its term, ARRM or its affiliates manage certain other investment vehicles, including other REITs, ARRM will negotiate in good faith to provide SBBC the right to enter into a sub-management agreement on substantially the same terms as the sub-management agreement or an alternative arrangement reasonably acceptable to ARRM and SBBC.

ARRM paid an aggregate of approximately $5.8 million, $4.0 million and $1.4 million of its management fees to SBBC in the form of sub-management fees for services provided to us during 2013, 2012 and 2011, respectively.  No sub-management fees were paid to SBBC in 2010.

Review, Approval or Ratification of Transactions with Related Persons

We intend to insure that all transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, are on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, require prior approval by our audit committee or a majority of our disinterested independent directors or the members of our board of directors who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We do not enter into any such transaction unless our audit committee or disinterested directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Independence of Directors

Please refer to “Independence of Directors” under the previous section titled, “The Board of Directors, Its Committees and Other Corporate Governance Information.”

PROPOSAL 2 - APPROVAL OF AN AMENDMENT TO ARMOUR’S AMENDED AND RESTATED 2009 STOCK INCENTIVE PLAN TO INCREASE THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER FROM 2,000,000 SHARES OF COMMON STOCK TO 15,000,000 SHARES

At the annual meeting, we are asking our stockholders to approve an amendment to the ARMOUR Amended and Restated 2009 Stock Incentive Plan (the “Amended Plan”), which would have the effect of increasing the aggregate number of shares of common stock authorized for issuance pursuant to the Amended Plan from 2,000,00 shares of common stock to 15,000,000 shares.  Our Board has approved the amendment to the Amended Plan.  The proposed Second Amended and Restated 2009 Stock Incentive Plan the (the “Second Amended Plan”) is attached to this proxy statement as Appendix A.

The Amended Plan is intended to attract, retain and reward directors, officers and other employees, and other persons who provide services to us (“Eligible Individuals”). The Amended Plan allows us to grant a variety of stock-based and cash-based awards to Eligible Individuals.

The Amended Plan is administered by our compensation committee, which consists solely of independent directors.  The Compensation Committee, appointed by the Board, has the full authority to administer and interpret the Amended Plan, to authorize the granting of awards, to determine the eligibility to receive an award, to determine the number of shares of common stock to be covered by each award (subject to the limitations provided in the Amended Plan), to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the Amended Plan), to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the Amended Plan or the administration or interpretation thereof. In connection with this authority, the Compensation Committee may, among other things, establish required periods of employment and/or performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. The Compensation Committee administering the Amended Plan consists of independent directors as defined by the listing standards of the NYSE and will, at such times as we are subject to Section 162(m) of the Code, qualify as an outside director for purposes of Section 162(m) of the Code.

Why our Board of Directors Believes our Stockholders Should Approve the Second Amended Plan.

We have determined that the Second Amended Plan is necessary because our success is dependent, in large part, on our ability through our management agreement with ARRM and our equity incentive program to attract, motivate and retain high-performing senior executives who are committed to our core values of stockholder value, prudent risk-taking and integrity. The REIT and mortgage investment industry is highly competitive and attracting and retaining experienced professionals represents a comparative advantage. We compete with a large number of REIT companies, funds, financial institutions and specialty finance companies for executive talent which has significant career mobility. Many of those companies are privately owned and/or have significantly larger market capitalization than we do. Accordingly, they may have significantly more flexibility and resources as it relates to compensating their key professionals.  We are a specialized company in a highly competitive industry and our ability to attract, retain and reward our executive officers and other key professionals is essential to maintaining our competitive position.  We strongly believe that offering incentives in the form of equity awards is critical to our ability to do so and aligns the interests of our executive officers and other key professionals with those of our stockholders.

Since we began awarding equity compensation in 2011, the number of our executive officers has doubled from two to four and the number of our equity award recipients has tripled from two to six.  We believe that if approved, Second Amended Plan would be a significant factor in our continuing ability to motivate and retain our existing executive officers and other key professionals and to attract the additional personnel necessary for our future growth. We do not believe that having an “evergreen plan” (which sets the aggregate number of authorized plan shares equal to a fixed percentage of shares issued and outstanding from time to time) is necessary to achieve these goals. Accordingly, we are not requesting, and do not intend to request, that our stockholders approve an amendment to make our Amended Plan an “evergreen plan.” Based on our prior experience and current expectations, we believe that the 13,000,000 additional shares will provide us an opportunity to grant equity awards for three to seven years, depending on the performance and growth of ARMOUR.

The Compensation Committee’s objectives in developing and administering our equity compensation program are to:

•

focus decision-making and behavior on goals that are consistent with our overall business strategy without threatening the long-term viability of our company;

•

attract, retain and motivate highly-skilled executive officers that will contribute to our successful performance;

•

align the interests of our executive officers with the interests of our stockholders by motivating executives to increase long-term stockholder value;

•

provide compensation opportunities that are competitive within industry standards thereby reflecting the value of the position in the marketplace;

•

support a culture committed to paying for performance where compensation is commensurate with the level of performance achieved; and

•

maintain flexibility and discretion to allow us to recognize the unique characteristics of our operations and strategy, and our prevailing business environment, as well as changing labor market dynamics.

Because we have exhausted the 2,000,000 shares available for equity grants under the Amended Plan, approval of the Second Amended Plan is critical to achieving these objectives and our continued success.  We believe that equity compensation is an essential part of our compensation program to help us attract and retain talent in order to create stockholder value and the combination of our management agreement and our equity compensation provides the appropriate balance to encourage long-term performance without excessive risk taking.  Failure to approve the Second Amended Plan would be disruptive because it would force our compensation committee to rely exclusively on cash to compensate and incentivize our executive officers and other key professionals, which would increase cash compensation expense and reduce cash flow available for distribution to our stockholders.  Alternatively, if the Second Amended Plan is not approved, we may need to implement cash-based incentive plans in order to attempt to achieve these objectives.  We believe that equity awards under the Second Amended Plan represent the superior alternative, in terms of both efficiency and effectiveness.  Not only would continuing the current approach avoid potential disruptions in our relationship with our executive officers and other key professionals, but it would reduce the likelihood that we would need to rely on cash incentive awards in the future and reduce cash flow available for distribution to our stockholders.

The use of our stock as part of our compensation program is also important to our continued success because it fosters a pay-for-performance culture, which is an important element of our overall compensation program.  We believe that equity compensation motivates our named executive officers and other key professionals to create stockholder value because the value they realize from equity compensation is based on our common stock performance.

Finally, we believe that we have demonstrated our commitment to sound equity compensation practices.  We recognize that equity compensation awards dilute stockholder equity and, therefore, we have carefully managed our equity incentive compensation.  Our equity compensation practices are targeted to be consistent with market norms and we believe our historical share usage has been responsible and mindful of stockholder interests, as described further below.

Available Shares

The Amended Plan provides for grants of common stock, restricted shares of common stock, stock options, performance shares, performance units, stock appreciation rights and other equity-based and cash-based awards.  The Board initially allocated up to 250,000 shares to be available under the ARMOUR 2009 Stock Incentive Plan (the “Plan”).  In the first three months of 2011, we granted a total of 192,500 shares of stock, which vests over quarterly periods commencing on March 31, 2011 and ending on December 31, 2015.  On July 18, 2011, the Plan was amended and restated to allocate up to 2,000,000 shares to be available under the Amended Plan.  In the first three months of 2012, we granted a total of 655,524 shares of stock, 598,024 of which vest equally over quarterly periods commencing on March 31, 2012 and ending on December 31, 2016.  In the first three months of 2013, we granted a total of 1,278,195 shares of stock, which vests equally over quarterly periods commencing on March 31, 2013 and ending on December 31, 2017.  The 2011, 2012 and 2013 grants described above, together with separate equity grants in the aggregate amount of 23,989 shares which formed a portion of the directors’ fees of our independent directors, collectively exceeds the 2,000,000 shares available under the Amended Plan by 150,208 shares.  Therefore, of the 1,278,195 share awards granted in 2013, 150,208 of the share awards were granted subject to stockholders approval of the Second Amended Plan, as follows:

NEW PLAN BENEFITS

ARMOUR Second Amended and Restated 2009 Stock Incentive Plan

Name and Position	Dollar Value (1)	Number of Shares (2)
Scott J. Ulm, Co-Chief Executive Officer	$301,667	75,104
Jeffrey J. Zimmer, Co-Chief Executive Officer	$301,667	75,104
Total	$602,334	150,208	(3)

(1)

Based on a share price of $4.01 per share, the closing price of our common stock on the NYSE on December 31, 2013.

(2)

Represents share awards to grantee that are subject to stockholder approval of the Second Amended Plan.

(3)

While other individuals have received a substantial portion of the 1,278,195 share grants in 2013, Messrs. Ulm and Zimmer have agreed to cover the entire 150,208 share excess in the event our stockholders do not approve the Second Amended Plan.

We are now seeking stockholder approval of the Second Amended Plan to increase the aggregate number of shares of common stock authorized for issuance under the Amended Plan from 2,000,000 shares of common stock to 15,000,000 shares.  The Second Amended Plan will remain identical to the Amended Plan in all other respects. The Board believes that 13,000,000 additional shares represents a reasonable amount of potential equity dilution and provides a powerful incentive for our executive officers and key professionals to increase the value of the Company for all stockholders. In order to determine the number of shares to be authorized under the Second Amended Plan, the Compensation Committee and the Board considered the need for the shares and the potential dilution that awarding the requested shares may have on current stockholders.

The Amended Plan allows for the Board to expand the types of awards available under the Amended Plan.  The maximum number of shares that may underlie awards in any one year to any eligible person will be determined by the Compensation Committee or the Board. If an award granted under the Amended Plan expires or terminates, the shares subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards.

Our compensation committee has not awarded, and does not intend to award, any equity compensation to our executive officers based on 2013 performance.   The compensation committee has not granted, and does not intend to grant, awards to continuing officers and other key professionals with respect to years where either total stockholder return or total economic return are negative.   The Amended and Restated 2009 Stock Incentive Plan also prohibits the repricing of previous awards.  We will continue to monitor our use of equity compensation in the future to ensure that our overhang and burn rate are maintained at or below comparative market values.

In the first quarter of 2013, our compensation committee awarded the equity compensation disclosed in this proxy statement based on company and individual performance in 2012.  The Compensation Committee determined the equity compensation awarded in 2013 was commensurate with our 2012 performance and was comparable to other agency mortgage REITs.  These and previous equity grants were deemed necessary to attract, retain and motivate our senior management team and have provided increased goal alignment between the participants and the company.  For example, the 2013 equity awards have decreased substantially in value compared to their grant-date value as disclosed in this proxy statement, which parallels the performance of our common stock during that time period.

Overhang, Burn Rate and Dilution

We take a disciplined approach to the expense management of our compensation programs. The compensation committee has historically limited, and intends to continue to limit, the total equity awards granted in any given year to no more 1.25% of the weighted-average shares of common stock outstanding for the year.   For fiscal years 2011, 2012 and 2013, our burn rate (which is total equity awards granted in a fiscal year divided by total weighted-average shares of common stock outstanding for the year) was 0.31%, 0.29% and 0.35%, respectively.  Some analysts weight full value awards, such as those granted by ARMOUR, more heavily than equity option awards.  For example, weighting our awards by a factor of 2.5 results in an adjusted burn rate of 0.78%, 0.73% and 0.88%, respectively.  The substantial majority of our awards to date vest ratably over a period of 20 quarters.  These vesting schedules are designed to both further the retention, incentive and goal alignment objectives of the awards as well as to appropriately apportion the expense of the awards.  The resulting realized dilution rate (which is the total shares issued upon vesting, net of withholdings divided by total weighted-average shares of common stock outstanding for the year) was 0.03%, 0.05% and 0.08%, respectively.  The expense recognized by ARMOUR is based on the closing market price of the common stock on the days that shares vest.

We have proactively managed the overall affordability of our equity compensation programs to prevent dilutive effects to our stockholders and, in each year since our initial public offering, have consistently returned a significant amount of cash to our stockholders through dividends and, beginning in 2013, share repurchases.  Since July of 2011, when our Amended Plan was last amended to increase the number of shares authorized to 2,000,000, we have accretively grown ARMOUR’s common share base by 378% from 74,781,000 common shares to 357,613,485 common shares outstanding at December 31, 2013, thereby significantly reducing the relative overhang of our equity awards on stockholders.  Dividends paid on our common stock totaled more than $650 million for 2011, 2012, and 2013.  Additionally, during 2013 we repurchased 16,771,000 common shares, capturing an estimated $14 million in value for continuing stockholders, as compared to the total dilutive charges to equity of approximately $2.5 million for our Amended Plan from its inception through December 31, 2013.

The overhang and burn rate of grants to date under the Amended Plan we believe to be exceptionally low and well below the median for S&P 500 companies and companies within the mortgage REIT industry.  As of December 31, 2013, 357,613,485 shares of our common stock were outstanding and 1,479,318 shares were subject to outstanding unvested equity awards under the Amended Plan, 150,208 shares of which are subject to stockholder approval of the Second Amended Plan. Thus, our  year-end overhang (which are shares granted but not yet vested under equity compensation awards outstanding divided by shares outstanding) for each of the last three years has been less than 0.5%.

Awards Under the Amended Plan

Restricted Shares of Common Stock. A restricted share award is an award of shares of common stock that is subject to restrictions on transferability and such other restrictions, if any, the Compensation Committee may impose at the date of grant. Grants of restricted shares of common stock will be subject to vesting schedules as determined by the Compensation Committee. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the Compensation Committee may determine.  Except to the extent restricted under the award agreement relating to the restricted shares of common stock, a participant granted restricted shares of common stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive dividends or distributions on the restricted shares of common stock.  Such dividends and distributions, however, may be held in escrow until all restrictions on the underlying shares have lapsed.  Although dividends may be paid on restricted shares of common stock, whether or not vested, at the same rate and on the same date as on shares of our common stock, holders of restricted shares of common stock are generally prohibited from selling such shares until they vest.

Stock Options and Stock Appreciation Rights. A stock option is a right to purchase a specified number of shares of our common stock at an exercise price established at the date of grant. Stock options granted may be either non − qualified stock options or incentive stock options (which are intended to qualify as “incentive stock options” within Section 422 of the Code).  A stock appreciation right (“SAR”) entitles the recipient to receive, upon surrender of the SAR, an amount of cash or number of shares of our common stock having a fair market value equal to the positive difference, if any, between the fair market value of one share of common stock on the date of exercise and the exercise price of the SAR. The Compensation Committee will specify at the time an option or SAR is granted when and in what proportions an option or SAR becomes vested and exercisable in accordance with the Plan.

Performance-Based Awards. The Compensation Committee may grant performance awards, which may be cash or equity based, including performance units and performance shares. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted, becoming exercisable or settleable, or as a condition to accelerating the timing of such events. The Compensation Committee will set the performance goals used to determine the amount payable pursuant to a performance award.

Other Awards.  The Compensation Committee may also award to certain eligible persons shares of our common stock, or RSUs or other awards whose value is based, in whole or in part, on our common stock. Such awards may be in addition to any other awards made under the Amended Plan, and subject to such other terms and restrictions as determined by the Compensation Committee in its discretion.

Change in Control

Upon a change in control, as defined in the Amended Plan, the Compensation Committee may make certain adjustments which it, in its discretion, determines are necessary or appropriate in light of the change in control. These include, accelerating the vesting of some or all of the awards under the Amended Plan, terminating all awards under the Amended Plan (allowing for either the exercise of vested awards or a cash payment in lieu of vested awards), converting the awards to the right to receive proceeds in the event of liquidation, or a combination of any of the foregoing.  In the event that the Compensation Committee does not terminate or convert an award upon a change in control, then the award shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring, or succeeding corporation (or an affiliate thereof).

Our Board may amend, alter or discontinue the Amended Plan but cannot take any action that would impair the rights of a participant without such participant’s consent. To the extent necessary and desirable, the Board must obtain approval of our stockholders for any amendment that would:

•

other than through adjustment as provided in the Amended Plan, increase the total number of shares of common stock reserved for issuance under the Amended Plan;

•

change the class of persons eligible to participate in the Amended Plan;

•

reprice any stock option awards under the Amended Plan; or

•

otherwise require such approval.

The Compensation Committee may amend the terms of any award granted under the Amended Plan, prospectively or retroactively, but generally may not impair the rights of any participant without his or her consent.

Recommendation of the Board of Directors

ARMOUR’s Board of Directors unanimously recommends a vote “FOR” approval of an amendment to our Amended Plan to increase the aggregate number of shares of common stock authorized for issuance thereunder from 2,000,000 shares to 15,000,000 shares.  Our Board has approved the amendment to the Amended Plan.

PROPOSAL 3 - RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

The Audit Committee of our Board of Directors appointed Deloitte as our independent registered certified public accountants for fiscal years 2012 and 2013 and has appointed Deloitte as our independent registered certified public accountant for fiscal year 2014.  The Audit Committee is responsible for the appointment, oversight and termination of our independent registered certified public accountants. We are seeking the ratification of our stockholders of this appointment, although our audit committee is not bound by any stockholder action on this matter.

If the appointment of Deloitte as our independent registered certified public accountants is not ratified by our stockholders, the Audit Committee will reconsider its appointment, but may nevertheless retain Deloitte.  Also, even if the appointment of Deloitte as our independent registered certified public accountants is ratified by our stockholders, the Audit Committee may direct the appointment of a different independent auditor at any time during the year if the Audit Committee determines, in its discretion, that such a change would be in our best interests.  Deloitte has advised us that no partner or employee of Deloitte has any direct financial interest or any material indirect interest in ARMOUR other than receiving payment for its services as our independent certified public accountants.  Representatives of Deloitte are expected to attend the annual meeting in person or telephonically, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

Fees Paid to Independent Registered Certified Public Accountants

Deloitte served as our independent registered public accountants in fiscal years 2012 and 2013. The following tables set forth the aggregate fees billed to ARMOUR by Deloitte in fiscal years 2012 and 2013, respectively:

Audit-Related Fees

	Year Ended December 31, 2013	Year Ended December 31, 2012
Audit Fees	$675,000	$659,698
Audit-Related Fees	150,000	450,000
Tax Fees	23,400	20,000
All Other Fees	—	—

Total	$848,400	$1,129,398

Audit Fees.  “Audit Fees” consist of fees and related expenses billed for professional services rendered for the audit of the financial statements and services that are normally provided by our independent auditors in connection with statutory and regulatory filings or engagements. For example, audit fees included fees for professional services rendered in connection with quarterly and annual reports, and the issuance of consents by our independent auditors to be named in our registration statements and to the use of their audit report in the registration statements.

Audit-Related Fees.  “Audit-Related Fees” and “All Other Fees” consist of fees and related expenses for products and services other than services described under “Audit Fees” and “Tax Fees.”

Tax Fees.  “Tax Fees” consist of fees and related expenses billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and tax planning and structuring.  Deloitte provided federal and state tax return preparation services during 2013 and did not provide such services during 2012.

Audit Committee Pre-Approvals of Audit, Audit-Related, Tax and Permissible Non-Audit Services

In connection with Deloitte's audit of our financial statements for fiscal years 2012 and 2013, we had no disagreement with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

The Audit Committee periodically approved the provision of various audit, audit-related, tax and other permissible non-audit services by Deloitte.  The Audit Committee plans to continue to review and pre-approve such services as appropriate. All of the services provided by Deloitte in 2012 and 2013 were approved by our audit committee pursuant to these procedures.  Our audit committee will continue to review and pre-approve such services as appropriate.

Recommendation of the Board of Directors

ARMOUR’s Board of Directors recommends a vote “FOR” the ratification of Deloitte as our independent registered certified public accountants for the 2014 fiscal year.

AUDIT COMMITTEE REPORT

Our audit committee oversees our financial reporting process on behalf of the Board, in accordance with the Audit Committee charter. Management is responsible for our financial statements and the financial reporting process, including the system of internal controls. Our independent registered public accounting firm, Deloitte, is responsible for expressing an opinion on the conformity of our audited financial statements with GAAP for the yearly periods ended December 31, 2011, December 31, 2012 and December 31, 2013, respectively.

In fulfilling its oversight responsibilities, our audit committee reviewed and discussed with management and Deloitte the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.  Our audit committee also reviewed and discussed with management and Deloitte the disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Controls and Procedures” included in the Annual Report on Form 10-K for the year ended December 31, 2013.

Our audit committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") regarding the independent registered public accounting firm’s communications with our audit committee concerning independence, and our audit committee discussed with the independent registered public accounting firm their independence from us.  Our audit committee has discussed with Deloitte the matters required to be discussed by Auditing Standard No. 61, as amended, as adopted by the PCAOB.  When considering Deloitte’s independence, our audit committee considered whether their provision of services to us beyond those rendered in connection with their integrated audit and quarterly review work was compatible with maintaining their independence. Our audit committee also reviewed, among other things, the nature of audit-related services provided and the amount of fees paid to Deloitte for their audit and audit-related services, both separately and in the aggregate.

In reliance on the reviews and discussions referred to above, prior to the filing of our Annual Report on Form 10-K for the year ended December 31, 2013 with the SEC, the Audit Committee recommended to the Board that the audited financial statements be included in such Annual Report on Form 10-K for filing with the SEC.

The members of our audit committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and discussions with the independent registered public accountant. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with the standards of the PCAOB, that the financial statements are presented in accordance with GAAP, or that Deloitte is in fact “independent.”

Submitted by the Audit Committee of the Board of Directors:

Stewart J. Paperin (Chairman)

Robert C. Hain

John P. Hollihan, III

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our directors, executive officers and persons who beneficially own 10% or more of our common stock file with the SEC initial reports of ownership and reports of changes in ownership of our stock and our other equity securities.  To our knowledge, based solely on a review of the copies of such reports furnished to us, during the year ended December 31, 2013, all such filing requirements applicable to our directors, executive officers and greater than 10% beneficial owners were complied with, with the exception of one Form 4 filed by each of Messrs. Ulm, Zimmer and Mountain on March 21, 2013.

STOCKHOLDER PROPOSAL DEADLINE

Stockholders interested in submitting a proposal for inclusion in our proxy materials for the 2015 annual meeting of stockholders may do so by following the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended.  Stockholder proposals intended to be presented at the 2015 annual meeting of stockholders must be received by ARMOUR for inclusion in ARMOUR’s proxy statement and form of proxy relating to that meeting by November 20, 2014.

OTHER MATTERS

The Board of Directors knows of no other matters to come before the stockholders’ meeting.  However, if any other matters properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their best judgment on such matters.

By order of the Board of Directors,

Scott J. Ulm
Co-Chief Executive Officer and Vice Chairman

March 19, 2014

A copy of ARMOUR's annual report on Form 10-K for the fiscal year ended December 31, 2013, including the financial statements and the schedules thereto, but excluding exhibits thereto, which has been filed with the SEC will be made available without charge to interested stockholders upon written request. A copy of any exhibit thereto will be made available upon the payment of our reasonable expenses incurred in furnishing the exhibit. Written requests should be sent to: James R. Mountain, ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963.

ANNEX A

ARMOUR RESIDENTIAL REIT, INC.

SECOND AMENDED AND RESTATED
2009 STOCK INCENTIVE PLAN

(As proposed to be amended)

1.

ESTABLISHMENT, EFFECTIVE DATE AND TERM

ARMOUR Residential REIT, Inc., a Maryland corporation hereby establishes the ARMOUR Residential REIT, Inc. Second Amended and Restated 2009 Stock Incentive Plan.  The Effective Date of the Plan shall be the date that the Plan was approved by the Board in accordance with the laws of the State of Maryland or such later date as provided in the resolutions adopting the Plan; provided, however, that the shareholders of ARMOUR shall have approved this Plan within twelve months following such approval by the Board. Any Award issued under the Plan prior to the shareholders’ approval of the Plan shall be contingent on such approval.

2.

PURPOSE

The purpose of the Plan is to enable ARMOUR to attract, retain, reward and motivate Eligible Individuals by providing them with an opportunity to acquire or increase a proprietary interest in ARMOUR and to incentivize them to expend maximum effort for the growth and success of the Company, so as to strengthen the mutuality of the interests between the Eligible Individuals and the shareholders of ARMOUR.

3.

ELIGIBILITY

Awards may be granted under the Plan to any Eligible Individual, as determined by the Committee from time to time, on the basis of their importance to the business of the Company pursuant to the terms of the Plan.

4.

ADMINISTRATION

(a)

Committee.  The Plan shall be administered by the Committee, which shall have the full power and authority to take all actions, and to make all determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Committee to be necessary or appropriate to the administration of the Plan, any Award granted or any Award Agreement entered into hereunder.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect as it may determine in its sole discretion.  The decisions by the Committee shall be final, conclusive and binding with respect to the interpretation and administration of the Plan, any Award or any Award Agreement entered into under the Plan.

(b)

Delegation to Officers or Employees.  The Committee may designate officers or employees of the Company to assist the Committee in the administration of the Plan.  The Committee may delegate authority to officers or employees of the Company to grant Awards and execute Award Agreements or other documents on behalf of the Committee in connection with the administration of the Plan, subject to whatever limitations or restrictions the Committee may impose and in accordance with applicable law.

(c)

Designation of Advisors.  The Committee may designate professional advisors to assist the Committee in the administration of the Plan.  The Committee may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of the Plan and may rely upon any advice and any computation received from any such counsel, consultant, or agent.  The Company shall pay all expenses and costs incurred by the Committee for the engagement of any such counsel, consultant, or agent.

(d)

Participants Outside the U.S.  In order to  conform with the provisions of local laws and regulations in foreign countries in which the Company operates, the Committee shall have the sole discretion to (i) modify the terms and conditions of the Awards granted under the Plan to Eligible Individuals located outside the United States; (ii) establish subplans with such modifications as may be necessary or advisable under the circumstances present by local laws and regulations; and (iii) take any action which it deems advisable to comply with or otherwise reflect any necessary governmental regulatory procedures, or to obtain any exemptions or approvals necessary with respect to the Plan or any subplan established hereunder.

(e)

Liability and Indemnification.  No Covered Individual shall be liable for any action or determination made in good faith with respect to the Plan, any Award granted hereunder or any Award Agreement entered into hereunder.  The Company shall, to the maximum extent permitted by applicable law and the Articles of Incorporation and Bylaws of ARMOUR, indemnify and hold harmless each Covered Individual against any cost or expense (including reasonable attorney fees reasonably acceptable to the Company) or liability (including any amount paid in settlement of a claim with the approval of the Company), and amounts advanced to such Covered Individual necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, any Award granted hereunder or any Award Agreement entered into hereunder.  Such indemnification shall be in addition to any rights of indemnification such individuals may have under applicable law or under the Articles of Incorporation or Bylaws of ARMOUR.  Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by a Covered Individual with regard to Awards granted to such Covered Individual under the Plan or arising out of such Covered Individual’s own fraud or bad faith.

5.

SHARES OF COMMON STOCK SUBJECT TO PLAN

(a)

Shares Available for Awards.  The Common Stock that may be issued pursuant to Awards granted under the Plan shall be treasury shares or authorized but unissued shares of the Common Stock.  The total number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be 15,000,000 shares of Common Stock.

(b)

Certain Limitations on Specific Types of Awards.  The granting of Awards under this Plan shall be subject to the following limitations:

(i)

With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of one hundred percent (100%) of such shares may be issued in connection with Awards, other than Options and Stock Appreciation Rights, that are settled in Common Stock;

(ii)

With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of six million  (6,000,000) of such shares may be subject to grants of Options or Stock Appreciation Rights to any one Eligible Individual during any one fiscal year;

(iii)

With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of six million (6,000,000) of such shares may be subject to grants of Performance Shares, Restricted Stock, and Awards of Common Stock to any one Eligible Individual during any one fiscal year; and

(iv)

The maximum value at Grant Date of grants of Performance Units which may be granted to any one Eligible Individual during any one fiscal year shall be one million dollars ($1,000,000).

(c)

Reduction of Shares Available for Awards.  Upon the granting of an Award, the number of shares of Common Stock available under this Section hereof for the granting of further Awards shall be reduced as follows:

(i)

In connection with the granting of an Option or Stock Appreciation Right, the number of shares of Common Stock shall be reduced by the full number of shares of Common Stock subject to the Option or Stock Appreciation Right; and

(ii)

In connection with the granting of an Award that may be settled in Common Stock, other than the granting of an Option or Stock Appreciation Right, the number of shares of Common Stock shall be reduced by the full number of shares of Common Stock subject to the Award.

(d)

Cancelled, Forfeited, or Surrendered Awards.  Notwithstanding anything to the contrary in this Plan, if any Award that may be settled in Common Stock is cancelled, forfeited, terminated or settled in cash for any reason, the shares of Common Stock that were subject to such Award shall, to the extent cancelled, forfeited, terminated or settled in cash, immediately become available for future Awards granted under the Plan as if said Award had never been granted; provided, however, that any shares of Common Stock subject to an Award which are tendered cancelled, forfeited, withheld or terminated in order to pay the Exercise Price, purchase price or any taxes or tax withholdings on an Award shall not be available for future Awards granted under the Plan.

(e)

Recapitalization.  If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of ARMOUR by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of ARMOUR or other increase or decrease in such shares effected without receipt of consideration by ARMOUR occurring after the Effective Date, an appropriate and proportionate adjustment shall be made by the Committee to (i) the aggregate number and kind of shares of Common Stock available under the Plan, (ii) the aggregate limit of the number of shares of Common Stock that may be granted pursuant to an Incentive Stock Option, (iii) the aggregate limit of the number of shares of Common Stock that may be issued in connection with Awards, other than Stock Options and Stock Appreciation Rights, that are settled in Common Stock, (iv) the limits on the number of shares of Common Stock that may be granted to an Eligible Employee in any one fiscal year, (v) the calculation of the reduction or increase of shares of Common Stock available under the Plan, (vi) the number and kind of shares of Common Stock issuable upon exercise (or vesting) of outstanding Awards granted under the Plan; and/or (vii) the Exercise Price of outstanding Options granted under the Plan.  No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment under this Section 5(e), and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.  Any adjustments made under this Section 5(e) with respect to any Incentive Stock Options must be made in accordance with Code Section 424.

6.

OPTIONS

(a)

Grant of Options.  Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Options to purchase such number of shares of Common Stock and on such terms and conditions as the Committee shall determine in its sole and absolute discretion.   Each grant of an Option shall satisfy the requirements set forth in this Section.

(b)

Type of Options.  Each Option granted under the Plan may be designated by the Committee, in its sole discretion, as either (i) an Incentive Stock Option, or (ii) a Non-Qualified Stock Option.  Options designated as Incentive Stock Options that fail to continue to meet the requirements of Code Section 422 shall be re-designated as Non-Qualified Stock Options automatically on the date of such failure to continue to meet such requirements without further action by the Committee.  In the absence of any designation, Options granted under the Plan will be deemed to be Non-Qualified Stock Options.

(c)

Exercise Price.  Subject to the limitations set forth in the Plan relating to Incentive Stock Options, the Exercise Price of an Option shall be fixed by the Committee and stated in the respective Award Agreement, provided that the Exercise Price of the shares of Common Stock subject to such Option may not be less than Fair Market Value of such Common Stock on the Grant Date, or if greater, the par value of the Common Stock.

(d)

Limitation on Repricing.  Unless such action is approved by ARMOUR’s shareholders in accordance with applicable law: (i) no outstanding Option granted under the Plan may be amended to provide an Exercise Price that is lower than the then-current Exercise Price of such outstanding Option (other than adjustments to the Exercise Price pursuant to Sections 5(e) and 11); (ii) the Committee may not cancel any outstanding Option and grant in substitution therefore new Awards under the Plan covering the same or a different number of shares of Common Stock and having an Exercise Price lower than the then-current Exercise Price of the cancelled Option (other than adjustments to the Exercise Price pursuant to Sections 5(e) and 11); (iii) the Committee may not authorize the repurchase of an outstanding Option which has an Exercise Price that is higher than the then-current fair market value of the Common Stock (other than adjustments to the Exercise Price pursuant to Sections 5(e) and 11); and (iv) the Committee may not cancel any outstanding Option and grant in substitution therefore new Awards as part of a strategy to materially enhance the position of the holder of such Options or Stock Appreciation Rights with respect to their value as of the time of such substitution (other than adjustments pursuant to Sections 5(e) and 11).

(e)

Limitation on Option Period.  Subject to the limitations set forth in the Plan relating to Incentive Stock Options and unless otherwise provided by the Committee, Options granted under the Plan and all rights to purchase Common Stock thereunder shall terminate no later than the tenth anniversary of the Grant Date of such Options, or on such earlier date as may be stated in the Award Agreement relating to such Option.  In the case of Options expiring prior to the tenth anniversary of the Grant Date, the Committee may in its discretion, at any time prior to the expiration or termination of said Options, extend the term of any such Options for such additional period as it may determine, but in no event beyond the tenth anniversary of the Grant Date thereof.

(f)

Limitations on Incentive Stock Options.  Notwithstanding any other provisions of the Plan, the following provisions shall apply with respect to Incentive Stock Options granted pursuant to the Plan.

(g)

Limitation on Grants.  Incentive Stock Options may only be granted to Section 424 Employees.  The aggregate Fair Market Value (determined at the time such Incentive Stock Option is granted) of the shares of Common Stock for which any individual may have Incentive Stock Options which first become vested and exercisable in any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000.  Options granted to such individual in excess of the $100,000 limitation, and any Options issued subsequently which first become vested and exercisable in the same calendar year, shall automatically be treated as Non-Qualified Stock Options.

(i)

Minimum Exercise Price.  In no event may the Exercise Price of a share of Common Stock subject an Incentive Stock Option be less than 100% of the Fair Market Value of such share of Common Stock on the Grant Date.

(ii)

Ten Percent Shareholder.  Notwithstanding any other provision of the Plan to the contrary, in the case of Incentive Stock Options granted to a Section 424 Employee who, at the time the Option is granted, owns (after application of the rules set forth in Code Section 424(d)) stock possessing more than ten percent of the total combined voting power of all classes of stock of ARMOUR, such Incentive Stock Options (i) must have an Exercise Price per share of Common Stock that is at least 110% of the Fair Market Value as of the Grant Date of a share of Common Stock, and (ii) must not be exercisable after the fifth anniversary of the Grant Date.

(h)

Vesting Schedule and Conditions.  No Options may be exercised prior to the satisfaction of the conditions and vesting schedule provided for in the Award Agreement relating thereto or in the Plan.

(i)

Exercise.  When the conditions to the exercise of an Option have been satisfied, the Participant may exercise the Option only in accordance with the following provisions.  The Participant shall deliver to ARMOUR a written notice stating that the Participant is exercising the Option and specifying the number of shares of Common Stock which are to be purchased pursuant to the Option, and such notice shall be accompanied by payment in full of the Exercise Price of the shares for which the Option is being exercised, by one or more of the methods provided for in the Plan.  Unless otherwise provided by the Committee, said notice must be delivered to ARMOUR at its principal office and addressed to the attention of Chief Financial Officer.  An attempt to exercise any Option granted hereunder other than as set forth in the Plan shall be invalid and of no force and effect.

(j)

Payment.  Payment of the Exercise Price for the shares of Common Stock purchased pursuant to the exercise of an Option shall be made by one of the following methods:

(i)

by cash, certified or cashier’s check, bank draft or money order;

(ii)

through the delivery to ARMOUR of shares of Common Stock which have been previously owned by the Participant for the requisite period necessary to avoid a charge to ARMOUR’s earnings for financial reporting purposes; such shares shall be valued, for purposes of determining the extent to which the Exercise Price has been paid thereby, at their Fair Market Value on the date of exercise; without limiting the foregoing, the Committee may require the Participant to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in ARMOUR incurring any liability under Section 16(b) of the Exchange Act;

(iii)

through a “cashless exercise sale and remittance procedure” pursuant to which the Participant shall concurrently provide irrevocable instructions (A) to a brokerage firm approved by the Committee to effect the immediate sale of the purchased shares and remit to ARMOUR, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable federal, state and local income, employment, excise, foreign and other taxes required to be withheld by the Company by reason of such exercise and (B) to ARMOUR to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale; or

(iv)

by any other method which the Committee, in its sole and absolute discretion and to the extent permitted by applicable law, may permit.

(k)

Termination of Employment, Disability or Death.  Unless otherwise provided in an Award Agreement, upon the termination of the employment or other service of a Participant with Company for any reason, all of the Participant’s outstanding Options (whether vested or unvested) shall be subject to the rules of this paragraph.  Upon such termination, the Participant’s unvested Options shall expire.   Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with the Company for any reason (i) any unvested Options held by the Participant that vest solely upon a future service requirement shall vest in whole or in part, at any time subsequent to such termination of employment or other service, and or (ii) a Participant or the Participant’s estate, devisee or heir at law (whichever is applicable), may exercise an Option, in whole or in part, at any time subsequent to such termination of employment or other service and prior to the termination of the Option pursuant to its terms.  Unless otherwise determined by the Committee, temporary absence from employment because of illness, vacation, approved leaves of absence or military service shall not constitute a termination of employment or other service.

(i)

Termination for Reason Other Than Cause, Disability or Death.  If a Participant’s termination of employment or other service is for any reason other than death, Disability, Cause or a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment or other service by the Company for Cause, any Option held by such Participant, may be exercised, to the extent exercisable at termination, by the Participant at any time within a period not to exceed ninety (90) days from the date of such termination, but in no event after the termination of the Option pursuant to its terms.

(ii)

Disability.  If a Participant’s termination of employment or other service with the Company is by reason of a Disability of such Participant, the Participant shall have the right at any time within a period not to exceed one (1) year after such termination, but in no event after the termination of the Option pursuant to its terms, to exercise, in whole or in part, any vested portion of the Option held by such Participant at the date of such termination; provided, however, that if the Participant dies within such period, any vested Option held by such Participant upon death shall be exercisable by the Participant’s estate, devisee or heir at law (whichever is applicable) for a period not to exceed one (1) year after the Participant’s death, but in no event after the termination of the Option pursuant to its terms.

(iii)

Death.  If a Participant dies while in the employment or other service of the Company, the Participant’s estate or the devisee named in the Participant’s valid last will and testament or the Participant’s heir at law who inherits the Option has the right, at any time within a period not to exceed one (1) year after the date of such Participant’s death, but in no event after the termination of the Option pursuant to its terms, to exercise, in whole or in part, any portion of the vested Option held by such Participant at the date of such Participant’s death.

(iv)

Termination for Cause.  In the event the termination is for Cause or is a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment or other service by the Company for Cause (without regard to any notice or cure period requirement), any Option held by the Participant at the time of such termination shall be deemed to have terminated and expired upon the date of such termination.

7.

STOCK APPRECIATION RIGHTS

(a)

Grant of Stock Appreciation Rights.  Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Stock Appreciation Rights, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion.  Each grant of a Stock Appreciation Right shall satisfy the requirements as set forth in this Section.

(b)

Terms and Conditions of Stock Appreciation Rights.  The terms and conditions (including, without limitation, the limitations on the Exercise Price, exercise period, repricing (as set forth in Section 6(d) hereof) and termination) of the Stock Appreciation Right shall be substantially identical (to the extent possible taking into account the differences related to the character of the Stock Appreciation Right) to the terms and conditions that would have been applicable under Section 6 above were the grant of the Stock Appreciation Rights a grant of an Option.

(c)

Exercise of Stock Appreciation Rights.  Stock Appreciation Rights shall be exercised by a Participant only by written notice delivered to the Chief Financial Officer of ARMOUR, specifying the number of shares of Common Stock with respect to which the Stock Appreciation Right is being exercised.

(d)

Payment of Stock Appreciation Right.  Unless otherwise provided in an Award Agreement, upon exercise of a Stock Appreciation Right, the Participant or Participant’s estate, devisee or heir at law (whichever is applicable) shall be entitled to receive payment, in cash, in shares of Common Stock, or in a combination thereof, as determined by the Committee in its sole and absolute discretion.  The amount of such payment shall be determined by multiplying the excess, if any, of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the Grant Date, by the number of shares of Common Stock with respect to which the Stock Appreciation Rights are then being exercised.  Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to a Stock Appreciation Right by including such limitation in the Award Agreement.

8.

RESTRICTED STOCK

(a)

Grant of Restricted Stock.  Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Restricted Stock, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion.  Each grant of Restricted Stock shall satisfy the requirements as set forth in this Section.

(b)

Restrictions.  The Committee shall impose such restrictions on any Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation; time based vesting restrictions, or the attainment of Performance Goals. Shares of Restricted Stock subject to the attainment of Performance Goals will be released from restrictions only after the attainment of such Performance Goals has been certified by the Committee in accordance with Section 9(d).

(c)

Certificates and Certificate Legend.  With respect to a grant of Restricted Stock, ARMOUR may issue a certificate evidencing such Restricted Stock to the Participant or issue and hold such shares of Restricted Stock for the benefit of the Participant until the applicable restrictions expire.  ARMOUR may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions.  In addition to any such legends, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, are subject to certain terms, conditions, and restrictions on transfer as set forth in The ARMOUR Residential REIT, Inc. 2009 Stock Incentive Plan (the “Plan”), and in an Agreement entered into by and between the registered owner of such shares and the ARMOUR Residential REIT, Inc. (the “Company”), dated _____________ (the “Award Agreement”).  A copy of the Plan and the Award Agreement may be obtained from the Secretary of the Company.”

(d)

Removal of Restrictions.  Except as otherwise provided in the Plan, shares of Restricted Stock shall become freely transferable by the Participant upon the lapse of the applicable restrictions.  Once the shares of  Restricted Stock are released from the restrictions, the Participant shall be entitled to have the legend required by paragraph (c) above removed from the share certificate evidencing such Restricted Stock and the Company shall pay or distribute to the Participant all dividends and distributions, if any, held in escrow by the Company with respect to such Restricted Stock.

(e)

Shareholder Rights.  Unless otherwise provided in an Award Agreement, until the expiration of all applicable restrictions, (i) the Restricted Stock shall be treated as outstanding, (ii) the Participant holding shares of Restricted Stock may exercise full voting rights with respect to such shares, and (iii) the Participant holding shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are so held.  If any such dividends or distributions are paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.  Notwithstanding anything to the contrary, at the discretion of the Committee, all such dividends and distributions may be held in escrow by the Company (subject to the same restrictions on forfeitability) until all restrictions on the respective Restricted Stock have lapsed.

(f)

Termination of Service.  Unless otherwise provided in an Award Agreement, if a Participant’s employment or other service with the Company terminates for any reason, all unvested shares of Restricted Stock held by the Participant and any dividends or distributions held in escrow by ARMOUR with respect to such Restricted Stock shall be forfeited immediately and returned to the Company.  Notwithstanding this paragraph, all grants of Restricted Stock that vest solely upon the attainment of Performance Goals shall be treated pursuant to the terms and conditions that would have been applicable under Section   9(e) as if such grants of Restricted Stock were Awards of Performance Shares.  Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with the Company for any reason, any unvested shares of Restricted Stock held by the Participant that vest solely upon a future service requirement shall vest in whole or in part, at any time subsequent to such termination of employment or other service.

9.

PERFORMANCE SHARES AND PERFORMANCE UNITS

(a)

Grant of Performance Shares and Performance Units.  Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Performance Shares and Performance Units, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion.  Each grant of a Performance Share or a Performance Unit shall satisfy the requirements as set forth in this Section.

(b)

Performance Goals.  Performance Goals will be based on one or more of the following criteria, as determined by the Committee in its absolute and sole discretion: (i) the attainment of certain target levels of, or a specified increase in, ARMOUR’s enterprise value or value creation targets; (ii) the attainment of certain target levels of, or a percentage increase in, ARMOUR’s after-tax or pre-tax profits including, without limitation, that attributable to ARMOUR’s continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase relating to, ARMOUR’s operational cash flow or  working capital, or a component thereof; (iv) the attainment of certain target levels of, or a specified decrease relating to, ARMOUR’s operational costs, or a component thereof (v) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other of ARMOUR’s long-term or short-term public or private debt or other similar financial obligations of ARMOUR, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (vi) the attainment of a specified percentage increase in earnings per share or earnings per share from ARMOUR’s continuing operations; (vii) the attainment of certain target levels of, or a specified percentage increase in, ARMOUR’s net sales, revenues, net income or earnings before income tax or other exclusions; (viii) the attainment of certain target levels of, or a specified increase in, ARMOUR’s return on capital employed or return on invested capital; (ix) the attainment of certain target levels of, or a percentage increase in, ARMOUR’s after-tax or pre-tax return on shareholder equity; (x) the attainment of certain target levels in the fair market value of ARMOUR’s Common Stock; (xi) the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends; (xii) successful  mergers, acquisitions of other companies or assets and any cost savings or synergies associated therewith and/or (xiii) the attainment of certain target levels of, or a specified increase in, EBITDA (earnings before income tax, depreciation and amortization).  In addition, Performance Goals may be based upon the attainment by a subsidiary, division or other operational unit of ARMOUR of specified levels of performance under one or more of the measures described above.  Further, the Performance Goals may be based upon the attainment by ARMOUR (or a subsidiary, division, facility or other operational unit of ARMOUR) of specified levels of performance under one or more of the foregoing measures relative to the performance of other corporations.  With respect to Awards intended to qualify as performance-based compensation under Section 162(m) of the Code, to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for shareholder approval), the Committee may, in its sole and absolute discretion: (i) designate additional business criteria upon which the Performance Goals may be based; (ii) modify, amend or adjust the business criteria described herein; or (iii) incorporate in the Performance Goals provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances. Performance Goals may include a threshold level of performance below which no Award will be earned, levels of performance at which an Award will become partially earned and a level at which an Award will be fully earned.

(c)

Terms and Conditions of Performance Shares and Performance Units.  The applicable Award Agreement shall set forth (i) the number of Performance Shares or the dollar value of Performance Units granted to the Participant; (ii) the Performance Period and Performance Goals with respect to each such Award; (iii) the threshold, target and maximum shares of Common Stock or dollar values of each Performance Share or Performance Unit and corresponding Performance Goals, and (iv) any other terms and conditions as the Committee determines in its sole and absolute discretion.   The Committee shall establish, in its sole and absolute discretion, the Performance Goals for the applicable Performance Period for each Performance Share or Performance

Unit granted hereunder.  Performance Goals for different Participants and for different grants of Performance Shares and Performance Units need not be identical.  A holder of Performance Shares or Performance Units is not entitled to the rights of a holder of our Common Stock.  No payments shall be made with respect to unvested Performance Shares and Performance Units.

(d)

Determination and Payment of Performance Units or Performance Shares Earned.  As soon as practicable after the end of a Performance Period, the Committee shall determine the extent to which Performance Shares or Performance Units have been earned on the basis of the Company’s actual performance in relation to the established Performance Goals as set forth in the applicable Award Agreement and shall certify these results in writing.  No later than the last day of the second month following the end of the calendar year in which the applicable Performance Period ends, the amounts payable or distributable with respect to Performance Shares or Performance Units shall be paid or distributed to the Participant or the Participant’s estate, devisee or heir at law (whichever is applicable).  Unless otherwise provided in an Award Agreement, the Committee shall determine in its sole and absolute discretion whether payment with respect to the Performance Share or Performance Unit shall be made in cash, in shares of Common Stock, or in a combination thereof.  For purposes of making payment or a distribution with respect to a Performance Share or Performance Unit, the cash equivalent of a share of Common Stock shall be determined by the Fair Market Value of the Common Stock on the day the Committee designates the Performance Shares or Performance  Units to be payable.

(e)

Termination of Employment.  Unless otherwise provided in an Award Agreement, if a Participant’s employment or other service with the Company terminates for any reason, all of the Participant’s outstanding Performance Shares and Performance Units shall be subject to the rules of this Section.

(i)

Termination for Reason Other Than Death or Disability.  If a Participant’s employment or other service with the Company terminates prior to the expiration of a Performance Period with respect to any Performance Units or Performance Shares held by such Participant for any reason other than death or Disability, the outstanding Performance Units or Performance Shares held by such Participant for which the Performance Period has not yet expired shall terminate upon such termination and the Participant shall have no further rights pursuant to such Performance Units or Performance Shares.

(ii)

Termination of Employment for Death or Disability.  If a Participant’s employment or other service with the Company terminates by reason of the Participant’s death or Disability prior to the end of a Performance Period, the Participant, or the Participant’s estate, devisee or heir at law (whichever is applicable) shall be entitled to a payment of the Participant’s outstanding Performance Units and Performance Share at the end of the applicable Performance Period, pursuant to the terms of the Plan and the Participant’s Award Agreement; provided, however, that the Participant shall be deemed to have earned only that proportion (to the nearest whole unit or share) of the Performance Units or Performance Shares granted to the Participant under such Award as the number of full months of the Performance Period which have elapsed since the first day of the Performance Period for which the Award was granted to the end of the month in which the Participant’s termination of employment or other service, bears to the total number of months in the Performance Period, subject to the attainment of the Performance Goals associated with the Award as certified by the Committee. The right to receive any remaining Performance Units or Performance Shares shall be canceled and forfeited.

10.

OTHER AWARDS

Awards of shares of Common Stock, phantom stock, restricted stock units and other awards that are valued in whole or in part by reference to, or otherwise based on, Common Stock, may also be made, from time to time, to Eligible Individuals as may be selected by the Committee.  Such Common Stock may be issued in satisfaction of awards granted under any other plan sponsored by the Company or compensation payable to an Eligible Individual.  In addition, such awards may be made alone or in addition to or in connection with any other Award granted hereunder.  The Committee may determine the terms and conditions of any such award.  Each such award shall be evidenced by an Award Agreement between the Eligible Individual and the Company which shall specify the number of shares of Common Stock subject to the award, any consideration therefore, any vesting or performance requirements and such other terms and conditions as the Committee shall determine in its sole and absolute discretion.

11.

CHANGE IN CONTROL

Unless otherwise provided in an Award Agreement, upon the occurrence of a Change in Control of ARMOUR, the Committee may in its sole and absolute discretion, provide on a case by case basis that (i) some or all outstanding Awards may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan, (ii) that all Awards shall terminate, provided that Participants shall have the right, immediately prior to the occurrence of such Change in Control and during such reasonable period as the Committee in its sole discretion shall determine and designate, to exercise any vested Award in whole or in part, (iii) that all Awards shall terminate, provided that Participants shall be entitled to a cash payment equal to the Change in Control Price with respect to shares subject to the vested portion of the Award net of the Exercise Price thereof (if applicable), (iv)  provide that, in connection with a liquidation or dissolution of ARMOUR, Awards shall convert into the right to receive liquidation proceeds net of the Exercise Price (if applicable) and (v) any combination of the foregoing.  In the event that the Committee does not terminate or convert an Award upon a Change in Control of ARMOUR, then the Award shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring, or succeeding corporation (or an affiliate thereof).

12.

CHANGE IN STATUS OF PARENT OR SUBSIDIARY

Unless otherwise provided in an Award Agreement or otherwise determined by the Committee, in the event that an entity or business unit which was previously a part of the Company is no longer a part of the Company, as determined by the Committee in its sole discretion, the Committee may, in its sole and absolute discretion: (i) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity or business unit may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan; (ii) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity or business unit may remain outstanding, may continue to vest, and/or may remain exercisable for a period not exceeding one (1) year, subject to the terms of the Award Agreement and this Plan; and/or (ii) treat the employment or other services of a Participant employed by such entity or business unit as terminated if such Participant is not employed by ARMOUR or any entity that is a part of the Company immediately after such event.

13.

REQUIREMENTS OF LAW

(a)

Violations of Law.  The Company shall not be required to sell or issue any shares of Common Stock under any Award if the sale or issuance of such shares would constitute a violation by the individual exercising the Award, the Participant or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any provisions of the Sarbanes-Oxley Act, and any other federal or state securities laws or regulations.  Any determination in this connection by the Committee shall be final, binding, and conclusive.  The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Award, the issuance of shares pursuant thereto or the grant of an Award to comply with any law or regulation of any governmental authority.

(b)

Registration.  At the time of any exercise or receipt of any Award, the Company may, if it shall determine it necessary or desirable for any reason, require the Participant (or Participant’s heirs, legatees or legal representative, as the case may be), as a condition to the exercise or grant thereof, to deliver to the Company a written representation of present intention to hold the shares for their own account as an investment and not with a view to, or for sale in connection with, the distribution of such shares, except in compliance with applicable federal and state securities laws with respect thereto.  In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Participant (or Participant’s heirs, legatees or legal representative, as the case may be) upon the Participant’s exercise of part or all of the Award or receipt of an Award and a stop transfer order may be placed with the transfer agent.  Each Award shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with, the issuance or purchase of the shares thereunder, the Award may not be exercised in whole or in part and the restrictions on an Award may not be removed unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion.  The Participant shall provide the Company with any certificates, representations and information that the Company requests and shall otherwise cooperate with the Company in obtaining any listing, registration, qualification, consent or approval that the Company deems necessary or appropriate.  The Company shall not be obligated to take any affirmative action in order to cause the exercisability or vesting of an Award, to cause the exercise of an Award or the issuance of shares pursuant thereto, or to cause the grant of Award to comply with any law or regulation of any governmental authority.

(c)

Withholding.  The Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of the minimum amount of  taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the grant or exercise of an Award, or the removal of restrictions on an Award including, but not limited to: (i) the withholding of delivery of shares of Common Stock until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes; (ii) the canceling of any number of shares of Common Stock issuable in an amount sufficient to reimburse the Company for the amount it is required to so withhold; (iii) withholding the amount due from any such person’s wages or compensation due to such person; or (iv)  requiring the Participant to pay the Company cash in the amount the Company is required to withhold with respect to such taxes.

(d)

Governing Law.  The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland.

14.

GENERAL PROVISIONS

(a)

Award Agreements.  All Awards granted pursuant to the Plan shall be evidenced by an Award Agreement.  Each Award Agreement shall specify the terms and conditions of the Award granted and shall contain any additional provisions as the Committee shall deem appropriate, in its sole and absolute discretion (including, to the extent that the Committee deems appropriate, provisions relating to confidentiality, non-competition, non-solicitation and similar matters).  The terms of each Award Agreement need not be identical for Eligible Individuals provided that all Award Agreements comply with the terms of the Plan.

(b)

Purchase Price.  To the extent the purchase price of any Award granted hereunder is less than par value of a share of Common Stock and such purchase price is not permitted by applicable law, the per share purchase price shall be deemed to be equal to the par value of a share of Common Stock.

(c)

Dividends and Dividend Equivalents.  Except as provided by the Committee in its sole and absolute discretion or as otherwise provided in Section 5 (e) and subject to Section 8(e) and 9(c) of the Plan, a Participant shall not be entitled to receive, currently or on a deferred basis, cash or stock dividends, Dividend Equivalents, or cash payments in amounts equivalent to cash or stock dividends on shares of Common Stock covered by an Award which has not vested or an Option.  The Committee in its absolute and sole discretion may credit a Participant’s Award with Dividend Equivalents with respect to any Awards.  To the extent that dividends and distributions relating to an Award are held in escrow by the Company, or Dividend Equivalents are credited to an Award, a Participant shall not be entitled to any interest on any such amounts.  The Committee may not grant Dividend Equivalents to an Award subject to performance-based vesting to the extent that the grant of such Dividend Equivalents would limit the Company’s deduction of the compensation payable under such Award for federal tax purposes pursuant to Code Section 162(m).

(d)

Deferral of Awards..  The Committee may from time to time establish procedures pursuant to which a Participant may elect to defer, until a time or times later than the vesting of an Award, receipt of all or a portion of the shares of Common Stock or cash subject to such Award and to receive Common Stock or cash at such later time or times, all on such terms and conditions as the Committee shall determine.  The Committee shall not permit the deferral of an Award unless counsel for ARMOUR determines that such action will not result in adverse tax consequences to a Participant under Section 409A of the Code.  If any such deferrals are permitted, then notwithstanding anything to the contrary herein, a Participant who elects to defer receipt of Common Stock shall not have any rights as a shareholder with respect to deferred shares of Common Stock unless and until shares of Common Stock are actually delivered to the Participant with respect thereto, except to the extent otherwise determined by the Committee.

(e)

Prospective Employees.  Notwithstanding anything to the contrary, any Award granted to a Prospective Employee shall not become vested prior to the date the Prospective Employee first becomes an employee of the Company.

(f)

Issuance of Certificates; Shareholder Rights.  ARMOUR shall deliver to the Participant a certificate evidencing the Participant’s ownership of shares of Common Stock issued pursuant to the exercise of an Award as soon as administratively practicable after satisfaction of all conditions relating to the issuance of such shares.  A Participant shall not have any of the rights of a shareholder with respect to such Common Stock prior to satisfaction of all conditions relating to the issuance of such Common Stock, and, except as expressly provided in the Plan, no adjustment shall be made for dividends, distributions or other rights of any kind for which the record date is prior to the date on which all such conditions have been satisfied.

(g)

Transferability of Awards.  A Participant may not Transfer an Award other than by will or the laws of descent and distribution.  Awards may be exercised during the Participant’s lifetime only by the Participant.  No Award shall be liable for or subject to the debts, contracts, or liabilities of any Participant, nor shall any Award be subject to legal process or attachment for or against such person.  Any purported Transfer of an Award in contravention of the provisions of the Plan shall have no force or effect and shall be null and void, and the purported transferee of such Award shall not acquire any rights with respect to such Award.  Notwithstanding anything to the contrary, the Committee may in its sole and absolute discretion permit the Transfer of an Award to a Participant’s “family member” as such term is defined in the Form 8-A Registration Statement under the Securities Act of 1933, as amended, under such terms and conditions as specified by the Committee.  In such case, such Award shall be exercisable only by the transferee approved of by the Committee.  To the extent that the Committee permits the Transfer of an Incentive Stock Option to a “family member”, so that such Option fails to continue to satisfy the requirements of an incentive stock option under the Code such Option shall automatically be re-designated as a Non-Qualified Stock Option.

(h)

Buyout and Settlement Provisions.  Except as prohibited in Section 6(d) of the Plan, the Committee may at any time on behalf of ARMOUR offer to buy out any Awards previously granted based on such terms and conditions as the Committee shall determine which shall be communicated to the Participants at the time such offer is made.

(i)

Use of Proceeds.  The proceeds received by ARMOUR from the sale of Common Stock pursuant to Awards granted under the Plan shall constitute general funds of ARMOUR.

(j)

Modification or Substitution of an Award.  Subject to the terms and conditions of the Plan, the Committee may modify outstanding Awards.  Notwithstanding the following, no modification of an Award shall adversely affect any rights or obligations of the Participant under the applicable Award Agreement without the Participant’s consent.  The Committee in its sole and absolute discretion may rescind, modify, or waive any vesting requirements or other conditions applicable to an Award.  Notwithstanding the foregoing, without the approval of the shareholders of ARMOUR in accordance with applicable law, an Award may not be modified to reduce the exercise price thereof nor may an Award at a lower price be substituted for a surrender of an Award, provided that the foregoing shall not apply to adjustments or substitutions in accordance with Section 5 or Section 12.

(k)

Amendment and Termination of Plan.  The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Common Stock as to which Awards have not been granted; provided, however, that the approval of the shareholders of ARMOUR in accordance with applicable law and the Articles of Incorporation and Bylaws of

ARMOUR shall be required for any amendment: (i) that changes the class of individuals eligible to receive Awards under the Plan: (ii) that increases the maximum number of shares of Common Stock in the aggregate that may be subject to Awards that are granted under the Plan (except as permitted under Section 5 or Section 12 hereof): (iii) the approval of which is necessary to comply with federal or state law (including without limitation Section 162(m) of the Code and Rule 16b-3 under the Exchange Act) or with the rules of any stock exchange or automated quotation system on which the Common Stock may be listed or traded; or (iv) that proposes to eliminate a requirement provided herein that the shareholders of ARMOUR must approve an action to be undertaken under the Plan.  Except as permitted under Section 5 or Section 12 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of an Award, alter or impair rights or obligations under any Award theretofore granted under the Plan.  Awards granted prior to the termination of the Plan may extend beyond the date the Plan is terminated and shall continue subject to the terms of the Plan as in effect on the date the Plan is terminated.

(l)

Section 409A of the Code.  The Plan is intended not to provide for deferral of compensation for purposes of Section 409A of the Code, by means of complying with Section 1.409A-1(b)(4) and/or Section 1.409A-1(b)(5) of the final Treasury regulations issued under Section 409A of the Code. The provisions of the Plan shall be interpreted in a manner that satisfies the requirements of Section 1.409A-1(b)(4) and/or Section 1.409A-1(b)(5) of the final Treasury regulations issued under Section 409A of the Code and the Plan shall be operated accordingly.  If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

In the event that following the application of the immediately preceding paragraph, any Award is subject to Section 409A of the Code, the provisions of Section 409A of the Code and the regulations issued thereunder are incorporated herein by reference to the extent necessary for any Award that is subject Section 409A of the Code to comply therewith. In such event, the provisions of the Plan shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code and the related regulations, and the Plan shall be operated accordingly.  If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

Notwithstanding any other provisions of the Plan, the Company does not guarantee to any Participant or any other person that any Award intended to be exempt from Section 409A of the Code shall be so exempt, nor that any Award intended to comply with Section 409A of the Code shall so comply, nor will the Company indemnify, defend or hold harmless any individual with respect to the tax consequences of any such failure.

(m)

Notification of 83(b) Election.  If in connection with the grant of any Award, any Participant makes an election permitted under Code Section 83(b), such Participant must notify the Company in writing of such election within ten (10) days of filing such election with the Internal Revenue Service.

(n)

Detrimental Activity.  All Awards shall be subject to cancellation by the Committee in accordance with the terms of this Section 14(n) if the Participant engages in any Detrimental Activity.  To the extent that a Participant engages in any Detrimental Activity at any time prior to, or during the one year period after, any exercise or vesting of an Award but prior to a Change in Control, the Company shall, upon the recommendation of the Committee, in its sole and absolute discretion, be entitled to (i) immediately terminate and cancel any Awards held by the Participant that have not yet been exercised, and/or (ii) with respect to Awards of the Participant that have been previously exercised, recover from the Participant at any time within two (2) years after such exercise but prior to a Change in Control (and the Participant shall be obligated to pay over to the Company with respect to any such Award previously held by such Participant): (A) with respect to any Options exercised, an amount equal to the excess of the Fair Market Value of the Common Stock for which any Option was exercised over the Exercise Price paid (regardless of the form by which payment was made) with respect to such Option; (B) with respect to any Award other than an Option, any shares of Common Stock granted and vested pursuant to such Award, and if such shares are not still owned by the Participant, the Fair Market Value of such shares on the date they were issued, or if later, the date all vesting restrictions were satisfied; and (C) any cash or other property (other than Common Stock) received by the Participant from the Company pursuant to an Award.  Without limiting the generality of the foregoing, in the event that a Participant engages in any Detrimental Activity at any time prior to any exercise of an Award and the Company exercises its remedies pursuant to this Section 14(n) following the exercise of such Award, such exercise shall be treated as having been null and void, provided that the Company will nevertheless be entitled to recover the amounts referenced above.

(o)

Disclaimer of Rights.  No provision in the Plan, any Award granted hereunder, or any Award Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of or other service with the Company or to interfere in any way with the right and authority of the Company either to increase or decrease the compensation of any individual, including any holder of an Award, at any time, or to terminate any employment or other relationship between any individual and the Company.  The grant of an Award pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

(p)

Unfunded Status of Plan.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to such Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

(q)

Nonexclusivity of Plan.  The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its sole and absolute discretion determines desirable.

(r)

Other Benefits.  No Award payment under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any agreement between a Participant and the Company, nor affect any benefits under any other benefit plan of the Company now or subsequently in effect under which benefits are based upon a Participant’s level of compensation.

(s)

Headings .  The section headings in the Plan are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

(t)

Pronouns .  The use of any gender in the Plan shall be deemed to include all genders, and the use of the singular shall be deemed to include the plural and vice versa, wherever it appears appropriate from the context.

(u)

Successors and Assigns .  The Plan shall be binding on all successors of the Company and all successors and permitted assigns of a Participant, including, but not limited to, a Participant’s estate, devisee, or heir at law.

(v)

Severability .  If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

(w)

Notices .  Unless otherwise provided by the Committee, any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, to ARMOUR, to its principal place of business, attention: Chief Financial Officer, ARMOUR Residential REIT, Inc., and if to the holder of an Award, to the address as appearing on the records of the Company.

APPENDIX A

DEFINITIONS

“ARMOUR” means ARMOUR Residential REIT, Inc., a Maryland Corporation, including any successor thereto by merger, consolidation, acquisition or otherwise.

“Award” means any Common Stock, Option, Performance Share, Performance Unit, Restricted Stock, Stock Appreciation Right or any other award granted pursuant to the Plan.

“Award Agreement” means a written agreement entered into by ARMOUR and a Participant setting forth the terms and conditions of the grant of an Award to such Participant.

“Board” means the board of directors of ARMOUR.

“Cause” means, with respect to a termination of employment or other service with the Company, a termination of employment or other service due to a Participant’s dishonesty, fraud, insubordination, willful misconduct, refusal to perform services (for any reason other than illness or incapacity) or materially unsatisfactory performance of the Participant’s duties for the Company; provided, however, that if the Participant and the Company have entered into an employment agreement or consulting agreement which defines the term Cause, the term Cause shall be defined in accordance with such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement.  The Committee shall determine in its sole and absolute discretion whether Cause exists for purposes of the Plan.

“Change in Control” shall be deemed to occur upon:

(a)

any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than ARMOUR, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of ARMOUR in substantially the same proportions as their ownership of common stock of ARMOUR), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of ARMOUR representing thirty percent (30%) or more of the combined voting power of ARMOUR’s then outstanding securities;

(b)

during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this Section) whose election by the Board or nomination for election by ARMOUR’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(c)

a consummation of a merger, consolidation, reorganization, or other business combination of ARMOUR with any other entity, other than a merger or consolidation which would result in the voting securities of ARMOUR outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of ARMOUR or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of ARMOUR (or similar transaction) in which no person acquires thirty percent (30%) or more of the combined voting power of ARMOUR’s then outstanding securities shall not constitute a Change in Control; or

(d)

complete liquidation of ARMOUR or the consummation of the sale or disposition by ARMOUR of all or substantially all of ARMOUR’s assets other than (x) the sale or disposition of all or substantially all of the assets of ARMOUR to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of ARMOUR at the time of the sale or (y) pursuant to a spin-off type transaction, directly or indirectly, of such assets to the shareholders of ARMOUR.

However, to the extent that Section 409A of the Code would cause an adverse tax consequence to a Participant using the above definition, the term “Change in Control” shall have the meaning ascribed to the phrase “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Department Regulation 1.409A-3(i)(5), as revised from time to time, and in the event that such regulations are withdrawn or such phrase (or a substantially similar phrase) ceases to be defined, as determined by the Committee.

“Change in Control Price” means the price per share of Common Stock paid in any transaction related to a Change in Control of ARMOUR.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Committee” means a committee or sub-committee of the Board consisting of two or more members of the Board, none of whom shall be an officer or other salaried employee of the Company, and each of whom shall qualify in all respects as a “non-employee director” as defined in Rule 16b-3 under the Exchange Act, and as an “outside director” for purposes of Code Section 162(m).  If no Committee exists, the functions of the Committee will be exercised by the Board; provided, however, that a Committee shall be created prior to the grant of Awards to a Covered Employee and that grants of Awards to a Covered Employee shall be made only by such Committee.  Notwithstanding the foregoing, with respect to the grant of Awards to non-employee directors, the Committee shall be the Board.

“Common Stock” means the common stock, par value $0.001 per share, of ARMOUR.

“Company” means ARMOUR, the subsidiaries of ARMOUR, and all other entities whose financial statements are required to be consolidated with the financial statements of ARMOUR pursuant to United States generally accepted accounting principles, and any other entity determined to be an affiliate of ARMOUR as determined by the Committee in its sole and absolute discretion.

“Covered Employee” means “covered employee” as defined in Code Section 162(m)(3).

“Covered Individual” means any current or former member of the Committee, any current or former officer or director of the Company, or any individual designated pursuant to Section 4(c).

“Detrimental Activity” means any of the following: (i) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without written authorization from the Company, of any confidential information or proprietary information, relating to the business of the Company, acquired by a Participant prior to a termination of the Participant’s employment or service with the Company; (ii) activity while employed or providing services that is classified by the Company as a basis for a termination for Cause; (iii) the Participant’s Disparagement, or inducement of others to do so, of the Company or its past or present officers, directors, employees or services; or (iv) any other conduct or act determined by the Committee, in its sole discretion, to be injurious, detrimental or prejudicial to the interests of the Company.  For purposes of subparagraph (i) above, the Chief Executive Officer and the General Counsel of the Company shall each have authority to provide the Participant with written authorization to engage in the activities contemplated thereby and no other person shall have authority to provide the Participant with such authorization.

“Disability” means a “permanent and total disability” within the meaning of Code Section 22(e)(3); provided, however, that if a Participant and the Company have entered into an employment or consulting agreement which defines the term Disability for purposes of such agreement, Disability shall be defined pursuant to the definition in such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement.  The Committee shall determine in its sole and absolute discretion whether a Disability exists for purposes of the Plan.

“Disparagement” means making any comments or statements to the press, the Company’s employees, clients or any other individuals or entities with whom the Company has a business relationship, which could adversely affect in any manner: (i) the conduct of the business of the Company (including, without limitation, any products or business plans or prospects), or (ii) the business reputation of the Company or any of its products, or its past or present officers, directors or employees.

“Dividend Equivalents” means an amount equal to the cash dividends paid by the Company upon one share of Common Stock subject to an Award granted to a Participant under the Plan.

“Effective Date” shall mean the date that the Plan was approved by the shareholders of ARMOUR in accordance with the laws of the State of Maryland or such later date as provided in the resolutions adopting the Plan.

“Eligible Individual” means any employee, officer, director (employee or non-employee director) or consultant of the Company and any Prospective Employee to whom Awards are granted in connection with an offer of future employment with the Company, provided, however,  that for purposes of granting Options and Stock Appreciation Rights there shall be excluded from the definition of Eligible Individual any individual performing services for the Company, who does not perform services for ARMOUR or any other entity with respect which Common Stock is “service recipient stock” as such term is defined for purposes of the Treasury regulations promulgated under Section 409A of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the purchase price per share of each share of Common Stock subject to an Award.

“Fair Market Value” means, unless otherwise required by the Code, as of any date, the last sales price reported for the Common Stock on the day immediately prior to such date (i) as reported by the national securities exchange in the United States on which it is then traded, or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc., or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted; provided, however, that the Committee may modify the definition of Fair Market Value to reflect any changes in the trading practices of any exchange or automated system sponsored by the National Association of Securities Dealers, Inc. on which the Common Stock is listed or traded.  If the Common Stock is not readily traded on a national securities exchange or any system sponsored by the National Association of Securities Dealers, Inc., the Fair Market Value shall be determined in good faith by the Committee.

“Grant Date” means the date on which the Committee approves the grant of an Award or such later date as is specified by the Committee and set forth in the applicable Award Agreement.

“Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422.

“Non-Qualified Stock Option” means an Option which is not an Incentive Stock Option.

“Option” means an option to purchase Common Stock granted pursuant to Sections 6 of the Plan.

“Participant” means any Eligible Individual who holds an Award under the Plan and any of such individual’s successors or permitted assigns.

“Performance Goals” means the specified performance goals which have been established by the Committee in connection with an Award.

“Performance Period” means the period during which Performance Goals must be achieved in connection with an Award granted under the Plan.

“Performance Share” means a right to receive a fixed number of shares of Common Stock, or the cash equivalent, which is contingent on the achievement of certain Performance Goals during a Performance Period.

“Performance Unit” means a right to receive a designated dollar value, or shares of Common Stock of the equivalent value, which is contingent on the achievement of Performance Goals during a Performance Period.

“Person” shall mean any person, corporation, partnership, joint venture or other entity or any group (as such term is defined for purposes of Section 13(d) of the Exchange Act), other than a parent or subsidiary of ARMOUR.

“Plan” means this ARMOUR Residential REIT, Inc. Second Amended and Restated 2009 Stock Incentive Plan.

“Prospective Employee” means any individual who has committed to become an employee of the Company within sixty (60) days from the date an Award is granted to such individual, provided, however,  that for purposes of granting Options and Stock Appreciation Rights there shall be excluded for the definition of Prospective Employee any individual who does commit to perform services for ARMOUR or any other entity with respect which Common Stock is “service recipient stock” as such term is defined for purposes of the Treasury regulations promulgated under Section 409A of the Code.

“Restricted Stock” means Common Stock subject to certain restrictions, as determined by the Committee, and granted pursuant to Section 8 hereunder.

“Section 424 Employee” means an employee of ARMOUR or any “subsidiary corporation” or “parent corporation” as such terms are defined in and in accordance with Code Section 424.  The term “Section 424 Employee” also includes employees of a corporation issuing or assuming any Options in a transaction to which Code Section 424(a) applies.

“Stock Appreciation Right” means the right to receive all or some portion of the increase in value of a fixed number of shares of Common Stock granted pursuant to Section 7 hereunder.

“Transfer” means, as a noun, any direct or indirect, voluntary or involuntary, exchange, sale, bequeath, pledge, mortgage, hypothecation, encumbrance, distribution, transfer, gift, assignment or other disposition or attempted disposition of, and, as a verb, directly or indirectly, voluntarily or involuntarily, to exchange, sell, bequeath, pledge, mortgage, hypothecate, encumber, distribute, transfer, give, assign or in any other manner whatsoever dispose or attempt to dispose of.

PROXY

ARMOUR RESIDENTIAL REIT, INC.

ANNUAL MEETING OF STOCKHOLDERS
May 8, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF ARMOUR RESIDENTIAL REIT, INC.

The undersigned stockholder of ARMOUR Residential REIT, Inc., a Maryland corporation (“ARMOUR”), having read the Notice of Annual Meeting of Stockholders and the proxy statement dated March 19, 2014, receipt of which are hereby acknowledged, revoking all prior proxies, hereby appoints Scott J. Ulm and Jeffrey J. Zimmer, or either of them, with the full power and authority to act as proxy of the undersigned and with full power of substitution, to vote all shares of common stock which the undersigned may be entitled to vote at the annual meeting of stockholders of ARMOUR to be held at the Vero Beach Hotel and Spa, 3500 Ocean Drive, Vero Beach, Florida 32963 at 8:00 a.m. Eastern time, on  May 8, 2014, and at any adjournment or postponement thereof, on the matters set forth in this proxy and described in the proxy statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN OR, IF NO DIRECTION IS MADE, WILL BE VOTED "FOR" EACH OF PROPOSALS 1, 2 AND 3 LISTED HEREIN.

(Continued, and to be marked, dated and signed, on the other side)

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

---------------------------------------------------------------------------------------------------------------------------------------------------------

PROXY

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1, 2 AND 3.

Proposa1 1 — To elect nine (9) directors to ARMOUR's Board of Directors as listed below to serve until ARMOUR's 2015 annual meeting of stockholders and until his or her successor is duly elected and qualified.

			FOR All Nominees □	WITHHELD As to All Nominees □

Proposal 2 — To approve an amendment to ARMOUR's Amended and Restated 2009 Stock Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance thereunder from 2,000,000 shares to 15,000,000 shares.

□   FOR      □   AGAINST      □   ABSTAIN

NOMINEES:	01 Scott J. Ulm 02 Jeffrey J. Zimmer 03 Daniel C. Staton	04 Marc H. Bell 05 Carolyn Downey 06 Thomas K. Guba	07 Robert C. Hain 08 John P. Hollihan, III 09 Stewart J. Paperin		Proposal 3 — To ratify the appointment of Deloitte & Touche LLP as ARMOUR's independent registered certified public accountants for fiscal year 2014.
□ FOR □ AGAINST □ ABSTAIN

To withhold your vote for any individual nominee, draw a line through that nominee’s name above.

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature if held jointly	Date	, 2014.

Note:  Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.